As filed with the Securities and Exchange Commission on October 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRXADE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5122	46-3673928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(800) 261-0281
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Suren Ajjarapu
Chief Executive Officer
Trxade Group, Inc.
3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(800) 261-0281

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.00001 par value per share	4,910,000 shares	$1.03	$5,057,300.00	$656.44

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the last sale reported of the Registrant’s common stock as reported on the OTCQB Market on October 11, 2019.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2019

TRXADE GROUP, INC.

4,910,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of 4,910,000 shares of common stock, par value $0.00001 per share, which we refer to as common stock, of Trxade Group, Inc., which we refer to as us, we, the Company, the Registrant or Trxade, representing 4,910,000 outstanding shares of common stock, held by the selling stockholders named herein. The shares of common stock being offered by the selling stockholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) have been issued pursuant to private offering transactions which closed on July 30, 2019 (2,000,000 shares) and September 30, 2019 (2,910,000 shares), which are described in greater detail under “Private Placement of Common Stock”, beginning on page 28. The selling stockholders are described in greater detail under “Selling Stockholders”, beginning on page 33.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling stockholders named herein. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 31, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, the selling stockholders may be deemed to be underwriters.

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Our common stock is quoted on the OTCQB Market under the symbol “TRXD”. The closing price for our common stock on October 11, 2019, was $1.10 per share.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 8 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” starting on page 8. Prices of our common stock as reported on the OTCQB may not be indicative of the prices of our common stock if our common stock were traded on some other exchange. Accordingly, an investment in our common stock is considered an illiquid investment and subject to many risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 4,910,000 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 75, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 75.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Trxade Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Trxade Group, Inc., is also based on our good faith estimates.

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Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Trxade” and “Trxade Group” refer to Trxade Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

About Trxade Group, Inc.

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the United States pharmaceutical industry. Our core service brings the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities. Our executive offices are located at 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, and our telephone number is (800) 261-0281.

We began operations as Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) in August of 2010 and initially spent two years creating and enhancing our web-based services. Our services provide enhanced pricing transparency, purchasing capabilities and other value-added services on a single platform focusing on serving the nation’s approximately 22,000 independent pharmacies with an annual purchasing power of $76 billion (according to the National Community of Pharmacists Association’s 2018 Digest). Our national supplier partners are able to fulfill orders on our platform immediately and provide pharmacies with cost saving payment terms and next day delivery capabilities in compliance with all state boards of pharmacy and federal regulations. We have expanded rapidly since 2015 and now have over 10,000 registered pharmacy members purchasing products on our sales platform.

In December 2013, we launched a second service to help pharmaceutical distributors’ better source their pharmaceutical needs within a highly structured single platform. This solution is designed to help purchasers overcome pharmaceutical supply issues as a means to control costs on drugs with volatile pricing, as well as to help our buyers make better purchasing choices based on their needs. Additionally, we built and, in February 2014, launched a new desktop application, named “RxGuru”, to bring product information on a just-in-time basis to our member base. Our pharmacy members benefit from this application by gaining advanced data analytics at point of purchase and patient care. RxGuru has been upgraded to continue the benefit to the pharmacies.

In 2015 and 2016, through Westminster Pharmaceuticals, LLC, our former wholly-owned subsidiary and distribution division (“Westminster”), we launched a private label pharmaceutical product program and entered into various supply contracts with pharmaceutical manufacturers to supply Westminster with generic pharmaceutical products on a private label basis to sell to our customers. In connection with this expansion, Westminster received significant funding in late 2015 and early 2016. Westminster was not profitable and in December 2016 we sold this division and exited the private label distribution business.

In October 2018, we acquired 100 percent of Community Specialty Pharmacy, LLC (“CSP”) an accredited independent retail pharmacy with a focus on specialty medications. CSP operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience. We have continued CSP’s pharmacy model.

In late 2018, we launched Delivmeds.com, a consumer-based app to provide delivery of pharmaceutical products operating as part of Alliance Pharma Solutions, LLC (“Alliance”). In early 2019, as part of the SyncHealth MSO, LLC joint venture, technology was being developed to assist independent retail pharmacies to better compete with large national pharmacies on exposure, pricing, distribution and logistics. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

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Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies with access to our proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenues from these services by charging a transaction fee to the seller of the products for sales conducted via our Trxade platform. The buyers do not bear the cost of transaction fees for the purchases which they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues since 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com, information on our website is not incorporated by reference into this prospectus.

Status of new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners’ greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model, “RxGuru”, integrates product insight into pharmacy acquisition cost benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity to continuously benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. Integra is intended to serve as our logistics company for pharmaceutical distribution.

Community Specialty Pharmacy, LLC. We acquired CSP on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida and focuses upon specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso Technology. Early 2019 as part of the SyncHealth MSO, LLC joint venture technology development began that would assist independent retail pharmacies to compete better with large national pharmacies on exposure, pricing, distribution and logistics. To date, we have not realized any income from this product and currently we are in discussions to dissolve this relationship.

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All our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform.

The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 Drug Enforcement Administration (DEA)-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA, or “Abbreviated New Drug Application”), however, with many more expected to go to market in the near future (approximately $80 billion in branded medications lost their patent protection from 2008 to 2018, according to an article in Drug Topics from August 2004, called “Big Pharma uses effective strategies to battle generic competitors”, by Martin Sipkoff), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

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Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board, or PCAOB, may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards; and

●	the ability to present more limited financial data, including presenting only three years of selected financial data in the registration statement, of which this prospectus is a part.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.0 billion or more; (ii) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the end of our 2024 fiscal year (5 years from our first public offering). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.

We are choosing to irrevocably “opt out” of the extended transition periods available under Section 107 of the JOBS Act for complying with new or revised accounting standards, but we currently intend to take advantage of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you invest.

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THIS OFFERING

The selling stockholders named in this prospectus may offer and sell up to 4,910,000 shares of our common stock, par value $0.00001 per share. Our common stock is currently quoted on the OTC Markets Group Inc.’s OTCQB® tier Venture Market (the “OTCQB”) under the trading symbol, “TRXD.” We will not receive any of the proceeds of sales by our selling stockholders of any of the common stock covered by this prospectus.

Shares of Common Stock Offered by the Selling Stockholders:	4,910,000 shares of common stock.

Shares of Common Stock Outstanding Prior to, and after, this Offering:	39,986,459 shares of common stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby.

Risk factors:	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol:	Our common stock is quoted on the OTCQB under the trading symbol “TRXD”.

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of October 11, 2019 and excludes:

●	shares issuable upon the exercise of outstanding warrants, options and convertible notes.

Additionally, unless otherwise stated, all information in this prospectus:

●	reflects all currency in United States dollars.

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RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Business

Our business, financial condition and results of operations are subject to various risks and uncertainties, including those described below and elsewhere in this prospectus. This section discusses factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. It is not possible to predict or identify all such factors. Consequently, the following description of Risk Factors is not a complete discussion of all potential risks or uncertainties applicable to our business.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to annual audits, quarterly review and reporting and internal controls. The costs of this compliance could be quite significant. If revenues are insufficient, or we cannot satisfy many of these costs through the issuance of shares, we may be unable to satisfy these costs through the normal course of business which would result in being unable to continue as a going concern.

We were recently unprofitable and we may incur losses in the future.

In 2017, we became profitable for the first time; in prior years, we were unprofitable and generated a net accumulated deficit of ($8,120,113). Our current business model has been in constant and improved development since 2010 with results that culminated in our first profit for the year ended December 31, 2017. Revenues generated from our consolidated operations for the years ended December 31, 2018 and 2017 were $3,831,778 and $2,931,280, respectively. Revenues generated from our consolidated operations for the six-month periods ended June 30, 2019 and 2018 were $3,428,935 and $1,690,611, respectively.

We incurred positive net income for the years ended December 31, 2018 and 2017 of $9,038 and $288,983, respectively and $183,210 and $102,782 for the six months ended June 30, 2019 and 2018, respectively. We may incur other losses in the foreseeable future due to the significant costs associated with our business development, including costs associated with maintaining compliance under SEC reporting standards. We cannot assure you that our operations will annually generate sufficient revenues to fund our continuing operations or to fully implement our business plan, and thereafter sustain profitability in any future period.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start and growth of a business, the implementation and execution of our business plan, and the regulatory environment affecting the distribution of pharmaceuticals in which we operate.

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We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

Our websites may encounter technical problems and service interruptions.

Our websites may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

If we do not obtain additional financing, our business, prospects, financial condition and results of operations will be adversely affected.

Management anticipates that we will require additional working capital to pursue continued development of products, services, and marketing operations. We cannot accurately predict the timing and amount of such capital requirements. Additional financing may not be available to us when needed or, if available, it may not be obtained on commercially reasonable terms. If we are not able to obtain the necessary additional financing on a timely or commercially reasonable basis, we will be forced to delay or scale down some or all of its development activities (or perhaps even cease the operation of our business).

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We have no commitments for any additional financing, and such commitments may not be obtained on favorable terms, if at all. Any additional equity financing will be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital, and other financial and operational matters. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or our anticipated expansion, which could have a material adverse effect on us.

We have identified a material weakness in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition, cash flows and results of operations in a timely and accurate manner and/or increase the risk of future misstatements, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock and/or debt securities to decline.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Based on reviews conducted by management, we have concluded that a material weakness in the Company’s internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The Company has identified certain remediation actions and is in the process of implementing them, but such efforts are not complete and remain ongoing. If we do not complete our remediation in a timely manner or if our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses in our internal controls are discovered or occur in the future, it may materially adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner and there will continue to be an increased risk of future misstatements. Although we regularly review and evaluate internal controls systems to allow management to report on the effectiveness of our internal controls over financial reporting, we may discover additional weaknesses in our internal controls over financial reporting or disclosure controls and procedures. The next time we evaluate our internal controls over financial reporting and disclosure controls and procedures, if we identify one or more new material weaknesses or have been unable to timely remediate our existing material weaknesses, we would be unable to conclude that our internal controls over financial reporting or disclosure controls and procedures are effective. If we are unable to conclude that our internal controls over financial reporting or our disclosure controls and procedures are effective, or if our independent registered public accounting firm expresses an opinion that our internal controls over financial reporting is ineffective, we may not be able to report our financial condition and results of operations in a timely and accurate manner, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline. In addition, any potential future restatements could subject us to additional adverse consequences, including sanctions by the SEC, stockholder litigation and other adverse actions. Moreover, we may be the subject of further negative publicity focusing on such financial statement adjustments and resulting restatement and negative reactions from our stockholders, creditors or others with whom we do business. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline.

Failure to adequately manage our growth may seriously harm our business.

We plan to grow our business as rapidly as possible. If we do not effectively manage our growth, the quality of our services may suffer, which could negatively affect our reputation and demand for our services. Our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

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●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space;

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and

●	manage our expanding international operations.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

The public health crisis involving the abuse of prescription opioid pain medication could have a material negative effect on our business.

Our Pharmaceutical segment distributes prescription opioid pain medications. In recent years, the abuse of prescription opioid pain medication has become a public health crisis.

A significant number of counties, municipalities and other plaintiffs, including a number of state attorneys general, have filed lawsuits against pharmaceutical manufacturers, pharmaceutical wholesale distributors, retail chains and others relating to the manufacturing, marketing or distribution of prescription opioid pain medications. The defense and resolution of future lawsuits and events relating to these lawsuits could have a material adverse effect on our results of operations, financial condition, cash flows or liquidity or have adverse reputational or operational effects on our business.

Other legislative, regulatory or industry measures related to the public health crisis involving the abuse of prescription opioid pain medication and the distribution of these medications could affect our business in ways that we may not be able to predict. For example, several states have now adopted taxes or other fees on the sale of opioids, and several other states have proposed similar legislative initiatives. These laws and proposals vary in the tax amounts imposed and the means of calculation. Liabilities for taxes or assessments under any such laws could have an adverse impact on our results of operations unless we are able to mitigate them through operational changes or commercial arrangements where permitted.

Our business is subject to rigorous regulatory and licensing requirements.

As described in greater detail in the “Description of Business” section, our business is highly regulated in the United States, at both the federal and state level, and in foreign countries. If we fail to comply with regulatory requirements, or if allegations are made that we fail to comply, our results of operations and financial condition could be adversely affected.

To lawfully operate our businesses, we are required to obtain and hold permits, product registrations, licenses and other regulatory approvals from, and to comply with operating and security standards of, numerous governmental bodies. For example, as a wholesale distributor of controlled substances, we must hold valid DEA registrations and state-level licenses, meet various security and operating standards, and comply with the Controlled Substances Act (CSA). Failure to maintain or renew necessary permits, product registrations, licenses or approvals, or to comply with required standards, could have an adverse effect on our results of operations and financial condition.

Products that we source and distribute must comply with regulatory requirements. Noncompliance or concerns over noncompliance may result in suspension of our ability to distribute or import products, product bans, recalls or seizures, or criminal or civil sanctions, which, in turn, could result in product liability claims and lawsuits, including class actions.

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Changes to the U.S. healthcare environment may not be favorable to us.

Over a number of years, the U.S. healthcare industry has undergone significant changes designed to increase access to medical care, improve safety and patient outcomes, contain costs and increase efficiencies. These changes include adoption of the Patient Protection and Affordable Care Act, a general decline in Medicare and Medicaid reimbursement levels, efforts by healthcare insurance companies to limit or reduce payments to pharmacies and providers, the basis for payments beginning to transition from a fee-for-service model to value-based payments and risk-sharing models, and the industry shifting away from traditional healthcare venues like hospitals and into clinics, physician offices and patients’ homes.

We expect the U.S. healthcare industry to continue to change significantly in the future. Possible changes include repeal and replacement of major parts of the Patient Protection and Affordable Care Act, further reduction or limitations on governmental funding at the state or federal level, efforts by healthcare insurance companies to further limit payments for products and services or changes in legislation or regulations governing prescription pharmaceutical pricing, healthcare services or mandated benefits. These possible changes, and the uncertainty surrounding these possible changes, may cause healthcare industry participants to reduce the number of products and services they purchase from us or the price they are willing to pay for our products and services, which could adversely affect us.

Our business and operations depend on the proper functioning of information systems, critical facilities and distribution networks.

We rely on our and third-party service providers’ information systems for a wide variety of critical operations, including to obtain, rapidly process, analyze and manage data to:

●	facilitate the purchase and distribution of inventory items from distribution centers;

●	receive, process and ship orders on a timely basis;

●	manage accurate billing and collections for thousands of customers;

●	process payments to suppliers; and

●	generate financial information.

Our business also depends on the proper functioning of our critical facilities and our distribution networks. Our results of operations could be adversely affected if our or a service provider’s information systems, critical facilities or distribution networks are disrupted (including disruption of access), are damaged or fail, whether due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or due to cyber-security incidents, ransomware or other actions of third parties, including labor strikes, political unrest and terrorist attacks. Manufacturing disruptions also can occur due to regulatory action, production quality deviations, safety issues or raw material shortages or defects, or because a key product or component is manufactured at a single manufacturing facility with limited alternate facilities.

Consolidation in the U.S. healthcare industry may negatively impact our results of operations.

In recent years, U.S. healthcare industry participants, including distributors, manufacturers, suppliers, healthcare providers, insurers and pharmacy chains, have consolidated or formed strategic alliances. Consolidations create larger enterprises with greater negotiating power, and also could result in the possible loss of a customer where the combined enterprise selects one distributor from two incumbents. If this consolidation trend continues, it could adversely affect our results of operations.

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Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to fend off competition.

We expect to compete with the three largest ADR distributors (McKesson, Cardinal Health and AmerisourceBergen), in addition to other pharmaceutical distributors, buying groups, software products, and various start-up drug companies. Many of these operations have substantially greater financial and manufacturer-backed resources, longer operating histories, greater name recognition and more established relationships in the industry than us. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may establish a more favorable footing in the pharmaceutical industry with respect to pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The three distributors listed above have a strong control over our industry, as they have contracts with the 24,000 independent, retail pharmacies that limit the participants’ ability to purchase pharmaceuticals outside of those primary distributors. Additional restrictive elements exist within the pharmaceutical channels of distribution. For example, a number of the inventory management systems, either developed by the distributors or third-party vendors, have been developed to require compliance to these restrictive purchasing agreements. Management anticipates that other existing and prospective competitors will adopt technologies or business plans similar to ours, or seek other means to develop operations competitive with ours, particularly if our development of large-scale production progresses as scheduled.

We will need to expand our member base or our profit margins to attain profitability.

Currently, we are paid an administrative fee of up to 6 percent of the buying price on the generic pharmaceuticals sold to pharmacies and up to 1 percent on brand pharmaceuticals that pass through our pharmaceutical exchanges. Our management is aware that the competitiveness of the group of suppliers that participate in our system and price products on our exchange is a key factor in determining how many purchasing pharmacies and wholesalers will purchase products through our platforms. However, price is not the only factor that influences where retail pharmacies will obtain their product. Quality fulfillment services are also important, and retail pharmacies have historically received quality fulfillment services from the three major ADR distributors. In order to be more competitive, we must improve our customer service and wholesaler fulfillment efforts, because the independent, retail pharmacy has for years considered this element of the fulfillment process as important as price. Other factors influencing the pharmacies purchasing behavior in the future will be changes brought upon by the Affordable Care Act, which regulates some aspects of pharmaceutical spending and pricing. Management believes that we should benefit substantially from our pricing and product knowledge that is offered by our platform.

Profitability may be further increased as a result of lower cost of goods should the Company build stronger relationships with manufacturers and other larger buying groups that serve wholesalers and distributors. On a larger scale, those margins are expected to drop depending upon the breadth of products provided in the market and the sale turn rates required. We are currently undertaking a significant effort to increase our membership base through attendance at annual conferences and other strategies. Trxade has an expanded e-mail marketing strategy based on our competitive price advantages and price trend analysis tools.

There are inherent risks associated with our operations within the Pharmaceutical Distribution Markets.

There are inherent risks involved with doing business within the pharmaceutical distribution market, including:

●	Improperly manufactured products may prove dangerous to the end consumer.
●	Products may become adulterated by improper warehousing methods or modes of shipment.
●	Counterfeit products or products with fake pedigree papers.
●	Unlicensed or unlawful participants in the distribution channel.
●	Risk with default and the assumption of credit loss.
●	Risk related to the loss of supply, or the loss of a number of suppliers.

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Although all of our end-user agreements require our customers to indemnify us and for any and all liabilities resulting from our participation in the pharmaceutical distribution industry, we cannot assure you that the parties required to provide such indemnification will have the financial resources to do so. Additionally, although we have evaluated appropriate state statutes and federal laws pertaining to pharmaceutical distribution in an effort to diminish our risks, the Board of Pharmacy for each state is responsible for interpreting their state laws, and their interpretations may not comport with our analysis. It is also possible that any third-party logistics arrangements may disrupt service, create a loss of income, or other unforeseen disruptions should the service provider experience any legal, financial or other difficulties of their own.

Regulatory changes that affect our distribution channels could also harm our business.

Certain states, including California, Florida, Nevada, New Mexico and Indiana, have enacted laws that prohibit lateral movement of pharmaceuticals within the distribution channel. These laws prohibit wholesalers from selling pharmaceuticals directly from or to other wholesalers where they maintain inventory. Other states may in the future enact similar laws that place restrictions in pharmaceutical trading within the Trxade platforms. At the federal level, the implementation of the track and trace legislation by 2017 requiring the use of pharmaceutical pedigree may, in the future, restrict and disrupt the movement of pharmaceuticals along the supply chain should the cost of complying with this new legislation be too burdensome for smaller suppliers. Changes in the United States healthcare industry and regulatory environment could have a material adverse impact on our results of operations.

Many of our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. In recent years, the healthcare industry in the United States has changed significantly in an effort to enhance efficiencies, reduce costs and improve patient outcomes. These changes have included cuts in Medicare and Medicaid reimbursement levels, changes in the basis for payments, shifting away from fee-for-service and towards value-based payments and risk-sharing models, increases in the use of managed care, and consolidation in the healthcare industry generally. We expect that the healthcare industry in the United States shall continue to change and evolve in the near future. Changes in the healthcare industry’s (or our pharmaceutical suppliers’) pricing, selling, inventory, distribution or supply policies or practices could significantly reduce our revenues and net income. Additionally, if we experience disruptions in our supply of generic drugs, our margins could be adversely affected.

We distribute generic pharmaceuticals, which can be subject to both price deflation and price inflation. Continued volatility in the availability, pricing trends or reimbursement of these generic drugs, or significant fluctuations in the nature, frequency and magnitude of generic pharmaceutical launches, could have a material adverse impact on our results of operations. Additionally, any future changes in branded and generics drug pricing could be significantly different than our projections. Generic drug manufacturers are increasingly challenging the validity or enforceability of patents on branded pharmaceutical products. During the pendency of these legal challenges, a generics manufacturer may begin manufacturing and selling a generic version of the branded product prior to the final resolution of its legal challenge over the branded product’s patent. To the extent we source, contract manufacture, and distribute such generic products, the brand-name company could assert infringement claims against us. While we generally obtain indemnification against such claims from generic manufacturers as a condition of distributing their products, these rights may not be adequate or sufficient to protect us.

The healthcare industry is highly regulated, and further regulation of our distribution businesses and technology products and services could impose increased costs, negatively impact our profit margins and the profit margins of our customers, delay the introduction or implementation of our new products, or otherwise negatively impact our business and expose us to litigation and regulatory investigations.

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Healthcare fraud laws are often vague and uncertain, exposing us to potential liability.

We are subject to extensive, and frequently changing, local, state and federal laws and regulations relating to healthcare fraud, waste and abuse. Local, state and federal governments continue to strengthen their position and scrutiny over practices involving fraud, waste and abuse affecting Medicare, Medicaid and other government healthcare programs. Many of the regulations applicable to us, including those relating to marketing incentives, are vague or indefinite and have not been interpreted by the courts. The regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could become liable for damages and suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

Laws reducing reimbursements for pharmaceuticals could ruin our industry.

Both our profit margins and the profit margins of our customers may be adversely affected by laws and regulations reducing reimbursement rates for pharmaceuticals, medical treatments and related services, or changing the methodology by which reimbursement levels are determined. The federal government may adopt measures that could reduce Medicare or Medicaid spending, or impose additional requirements on healthcare entities. We cannot predict what alternative or additional deficit reduction initiatives or Medicare payment reductions, if any, will ultimately be enacted into law, or the timing or affect any such initiatives or reductions would have on us. Any of the changes discussed above may have a material adverse impact on our results of operations

Operating, security and licensure standards of federal agencies challenge our ability to comply with applicable laws and regulations.

We are subject to the operating and security standards of the Drug Enforcement Administration (the “DEA”), the U.S. Food and Drug Administration (the “FDA”), various state boards of pharmacy, state health departments, the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare & Medicaid Services (CMS), and other comparable agencies. Although we have enhanced our procedures to ensure compliance, a regulatory agency or tribunal may conclude that our operations are not compliant with applicable laws and regulations. In addition, we may be unable to maintain or renew existing permits, licenses or any other regulatory approvals or obtain without significant delay future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could lead to litigation and have a material adverse impact on our results of operations.

Pedigree tracking laws and regulations could increase our regulatory burdens.

Congress and state and federal agencies, including state boards of pharmacy and departments of health and the FDA, have made increased efforts in the past year to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated or mislabeled drugs into the pharmaceutical distribution system (otherwise known as “pedigree tracking”). In November 2013, Congress passed (and President Barack Obama signed into law) the Drug Quality and Security Act (the “DQSA”). The DQSA establishes federal standards requiring supply-chain stakeholders to participate in an electronic, interoperable, lot-level prescription drug track-and-trace system. The law also preempts state drug pedigree requirements and establishes new requirements for drug wholesale distributors and third-party logistics providers, including licensing requirements in states that had not previously licensed such entities.

In addition, the Food and Drug Administration Amendments Act of 2007 requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include track-and-trace or authentication technologies, such as radio frequency identification devices, 2D data matrix barcodes, and other similar technologies. On March 26, 2010, the FDA released the Serialized Numerical Identifier (the “SNI”) guidance for manufacturers who serialize pharmaceutical packaging. We expect to be able to accommodate these SNI regulations in our distribution operations. The DQSA and other pedigree tracking laws and regulations could increase the overall regulatory burden and costs associated with our pharmaceutical distribution business and could have a material adverse impact on our results of operations.

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We are uncertain how new privacy laws shall be interpreted.

There are numerous federal and state laws and regulations related to the privacy and security of personal information. In particular, regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) establish privacy and security standards that limit the use and disclosure of individually identifiable health information (known as “protected health information”) and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. We are directly subject to certain provisions of the regulations as a “Business Associate” through our relationships with customers. We are also directly subject to the HIPAA privacy and security regulations as a “Covered Entity” with respect to our operations as a healthcare clearinghouse, specialty pharmacy and medical surgical supply business. If we are unable to properly protect the privacy and security of protected health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with applicable HIPAA privacy and security standards, we could face civil and criminal penalties. Although we have implemented and continue to maintain policies and processes to assist us in complying with these regulations and our contractual obligations, we cannot provide assurances regarding how these regulations will be interpreted, enforced or applied by the government and regulators to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level might also require us to make costly system purchases /or modifications from time to time.

There are continued uncertainties associated with efforts to change or repeal healthcare reforms, and we cannot predict their full effect on us at this time.

The Affordable Care Act (the “ACA”) significantly expanded health insurance coverage to uninsured Americans and changed the way healthcare is financed by both governmental and private payers. While certain provisions of the ACA took effect immediately, others have delayed effective dates or require further rulemaking action or regulatory guidance by governmental agencies to implement or finalize (e.g. nondiscrimination in health programs and activities, or excise taxes on high-cost employer-sponsored health coverage). Further, as a result of the November 2016 U.S. presidential election, there are continued uncertainties associated with efforts to change or repeal certain provisions of the ACA or other healthcare reforms, and we cannot predict their full effect on thus at this time. A top legislative priority of the Trump presidential administration and Congress may be significant reform of the ACA, as discussed above. While there is currently a substantial lack of clarity around the likelihood, timing and details of any such policies and reforms, such policies and reforms may have a material adverse impact on our results of operations.

Medical billing and coding laws may subject us to fines and investigations.

Medical billing, coding and collection activities are governed by numerous federal and state civil and criminal laws. In connection with these laws, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Any such proceeding or investigation could have a material adverse impact on our results of operations.

System errors or failures of our platform or services to conform to specifications could cause unforeseen liabilities or injury, harm our reputation and have a material adverse impact on our results of operations.

The software and technology services that we operate are complex. As with complex systems offered by others, our software and technology services may contain errors, especially when first introduced. Failure of a customer’s system to perform in accordance with our documentation could constitute a breach of warranty and could require us to incur additional expense in order to make the system comply with the documentation. If such failure is not remedied in a timely manner, it could constitute a material breach under a contract, allowing the client to cancel the contract, obtain refunds of amounts previously paid, or assert claims for significant damages.

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We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of your investment.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds.

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our customers. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a stockholder’s investment.

We do not have a traditional credit facility with a financial institution, which may adversely impact our operations.

We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of such a facility could adversely impact our operations, as it may constrain our ability to have available the working capital for equipment purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our business development efforts. Without credit facilities, we could be forced to cease operations and investors in our securities could lose their entire investment.

We are dependent upon our current management, who may have conflicts of interest.

We are dependent upon the efforts of our current management. All of our officers and directors have duties and affiliations with other companies. Even though these companies are not competitors or involved in pharmaceutical distribution, involvement of our officers and directors in other businesses may still present a conflict of interest regarding decisions they make for Trxade or with respect to the amount of time available for Trxade. The loss of any of our officers or directors and, in particular, Mr. Patel or Mr. Ajjarapu, could have a materially adverse effect upon our business and future prospects.

We do not have key-man life insurance upon the life of any of our officers or directors. While our management team has considerable information technology and entrepreneurial experience, none of our management was involved in pharmaceutical distribution prior to joining the Company and, as such, did not have any technical experience in pharmaceutical distribution prior to joining us. Upon obtaining adequate funding, management intends to hire qualified and experienced personnel, including additional officers and directors, and specialists, professionals and consulting firms to advise management, as needed; however, management may not be successful in raising the necessary funds in respect of recruiting, hiring and retaining such qualified individuals and firms.

A significant disruption in our computer systems could adversely affect our operations.

We rely extensively on our computer systems to manage our ordering, pricing, point-of-sale, pharmacy fulfillment, inventory replenishment, customer program, finance and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, vandalism, natural disasters, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If any of our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. In addition, we are currently making, and expect to continue to make, substantial investments in our information technology systems and infrastructure, some of which are significant. Upgrades involve replacing existing systems with successor systems, making changes to existing systems, or cost-effectively acquiring new systems with new functionality. Implementing new systems carries significant potential risks, including failure to operate as designed, potential loss or corruption of data or information, cost overruns, implementation delays, disruption of operations, and the potential inability to meet business and reporting requirements. While we are aware of inherent risks associated with replacing these systems and believe we are taking reasonable action to mitigate known risks, these technology initiatives may not be deployed as planned or may not be timely implemented without disruption to our operations.

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We plan to implement an aggressive growth strategy, which could increase the risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

We rely on third party contracts.

We depend on others to provide products and services to us. We do not manufacture pharmaceuticals and we do not sell pharmaceuticals to the end consumer. We do not control these wholesalers, suppliers and purchasers and, although our arrangements with them will be terminable or of limited length, a change may be difficult to implement. At this time, we have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe that those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the wholesalers decided no longer to do business with us, that supplier void would materially and adversely affect our competitiveness in the marketplace.

It may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.

Our operations are subject to extensive regulation by the U.S. federal and state governments. In addition, as we expand our operations, we may also become subject to the regulations of foreign jurisdictions, as well as additional regulations relating to environmental matters, transportation of pharmaceutical products, shipping restrictions, and import and export restrictions.

Further, the enactment of new rules and regulations could adversely affect our business. For example, the Affordable Care Act has the primary goal of reducing the cost of healthcare and providing medical coverage to some of the nation’s 25 million uninsured. Depending on future enforcement or additional rules and regulations created around it, pharmaceutical pricing controls could be established resulting in substantially reduced margins and limited reimbursement for pharmacies and all other healthcare provider bases. In turn, this may adversely affect our cash flow, profitability, and growth.

We will continue to incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

We are an SEC-reporting company. The rules and regulations under the Exchange Act require reporting companies to provide periodic reports with interactive data files, which require that we engage legal, accounting and auditing professionals, and eXtensible Business Reporting Language (XBRL) and EDGAR (Electronic Data Gathering, Analysis, and Retrieval) service providers. The engagement of such services can be costly, and we may continue to incur additional losses, which may adversely affect our ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of being a reporting company, we are required to file periodic and current reports and other information with the SEC and we have adopted policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures.

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The additional costs we continue to incur in connection with becoming a reporting company (expected to be several hundred thousand dollars per year) will continue to further stretch our limited capital resources. Due to our limited resources, we have to allocate resources away from other productive uses in order to continue to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to continue to meet our reporting and filing obligations with the SEC as they come due.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

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Risks Related to Our Common Stock

We are subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

Our stock is defined as a “penny stock” under Rule 3a51-1 of the Exchange Act. In general, a “penny stock” includes securities of companies which are not listed on the principal stock exchanges or NASDAQ and have a bid price in the market of less than $5.00 per share; and companies with net tangible assets of less than $2,000,000 ($5,000,000 if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6,000,000 in the last three years. “Penny stocks” are subject to rule 15g-9, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses, for the last two years with expectation of earning the same or higher income in the current year, or individuals who are officers or directors of the issuer of the securities). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, this rule may adversely affect the ability of broker-dealers to sell our stock, and therefore, may adversely affect the ability of our stockholders to sell stock in the public market.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If the selling stockholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Up to 4,910,000 shares of common stock may be resold by the selling stockholders through this prospectus. Should the selling stockholders decide to sell their shares at a price below the market price as quoted on OTCQB, or any exchange on which our common stock might be listed in the future, the price may continue to decline. A steep decline in the price of our common stock upon being quoted on OTCQB, or any exchange on which our common stock might be listed in the future, would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current stockholders.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

A significant number of our shares are eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Most of our common stock is available for resale in the public market, and if sold would increase the supply of our common stock, thereby causing a decrease in its price. Some or all of our shares of common stock may be offered from time to time in the open market pursuant to compliance with Rule 144, which sales could have a depressive effect on the market for our shares of common stock. Subject to certain restrictions, a person who has held restricted shares for a period of six months may generally sell common stock into the market.

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The limitation of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to them may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a specific provision that limits the liability of our directors for monetary damages to the Company and the Company’s stockholders. We also have contractual indemnification obligations under our employment and engagement agreements with our executive officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against our directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our stockholders.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their Shares. The market price of our comment stock may be volatile.

While our common stock is quoted on the OTCQB Tier of the OTC Markets, our common stock is thinly traded and should be considered an illiquid investment. The market price of our common stock will likely be highly volatile, as is the stock market in general, and the market for over the counter quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

The exercise of outstanding warrants, options and shares issued in connection with a joint venture will be dilutive to our existing stockholders.

As of October 11, 2019, we had 38,986,459 shares of our common stock issued and outstanding and the following securities, which are exercisable into shares of our common stock, were outstanding:

● 2,863,475 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.01 to $1.50 per share;

● 2,081,846 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $0.50 per share to $1.61 per share; and

● a maximum of 14,776,638 shares of our common stock which may be issued to PanOptic, subject to PanOptic and SyncHealth meeting all of the revenue covenants, in connection with our Joint Venture. We are currently in discussions to dissolve this relationship.

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Shares issued to PanOptic will cause significant dilution to existing stockholders.

On January 17, 2019, we entered into a transaction, effective as of January 1, 2019, with PanOptic Health, LLC (“PanOptic”) to: create a new entity, SyncHealth MSO, LLC (“SyncHealth”), owned by our wholly-owned subsidiary, Alliance Pharma Solutions, LLC (“Alliance”) and PanOptic. Pursuant to the terms of the agreement, PanOptic is due up to 14,776,638 shares of our common stock in the event certain quotas are met as of January 1, 2020 and January 31, 2020. Specifically, PanOptic is due 2,273,329 shares if gross revenue recognized by the Company from SyncHealth is at least $5 million from January 1, 2019, through April 30, 2019; 2,273,329 shares if Gross Revenue is at least $8 million from May 1, 2019 to July 31, 2019; 2,652,217 shares if Gross Revenue is at least $12 million from August 1, 2019 through October 31, 2019; and the remaining balance of up to 14,776,638 shares of our common stock if (i) Gross Revenue is at least $50 million from January 1, 2019 to December 31, 2019; or (ii) SyncHealth generates at least $12.5 million in EBIDTA during the same period. The issuance of the shares of common stock to PanOptic, if earned, will cause significant dilution to existing stockholders. As of September 30, 2019, none of the quotas have been achieved and none of the shares are due. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

FINRA sales practice requirements may also limit a stockholder’s ability to buy or sell our stock

In addition to the penny stock rules promulgated by the SEC, which are discussed earlier in this section, the rules of the Financial Industry Regulatory Authority, Inc. (FINRA) require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must have reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

We have never paid or declared any dividends on our common stock.

We have never paid or declared any dividends on our common stock or preferred stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock. Any future dividends on common stock will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our directors have the right to authorize the issuance of shares of preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

If we fail to remain current in our reporting requirements on the OTCQB, where we are publicly quoted, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies whose shares are quoted for sale on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, must be current in their reports under Section 13 of the Exchange Act and must meet certain other requirements, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

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The market price for our common stock is particularly volatile, given our status as a relatively unknown company with a small and thinly quoted public float, and lack of profitability, which could lead to wide fluctuations in our share price.

The market for our common stock on the OTCQB will most likely continue to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price would be attributable to a number of factors. First, as noted above, the shares of our common stock will likely be sporadically and/or thinly quoted. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

There is not presently an active market for shares of our common stock, and therefore, you may be unable to sell any shares of our common stock in the event that you need a source of liquidity.

Our common stock is traded on the OTCQB quotation system, which is a FINRA-sponsored entity and operated inter-dealer automated quotation system for equity securities not included in a national exchange. Quotation of our securities on the OTCQB limits the liquidity and price of our common stock more than if our common stock were quoted or listed on the NYSE or the NASDAQ, which are national securities exchanges. Although our common stock is quoted on the OTCQB, our common stock trades infrequently and in low volumes on the OTCQB. A public trading market in our common stock having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. In the event an active market does not develop, you may be unable to sell your shares of common stock at or above the price you paid for them or at any price.

Anti-takeover provisions may impede the acquisition of Trxade.

Certain provisions of the Delaware General Corporation Law (DGCL) have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring Trxade to negotiate with, and to obtain the approval of, our directors, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of Trxade, including an acquisition in which the stockholders might otherwise receive a premium for their shares. In addition, we can also authorize “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock.

Our Chief Executive Officer and President are our two largest stockholders and, as a result, they can exert control over us and have actual or potential interests that may diverge from yours.

Suren Ajjarapu, our CEO, and Prashant Patel, our President, beneficially own, in the aggregate, over 66% of our common stock. As a result, these stockholders, acting together, will be able to influence many matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive our stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our company and may affect the market price of our stock.

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Further, Mr. Ajjarapu and Mr. Patel may have interests that diverge from those of other holders of our common stock. As a result, Mr. Ajjarapu and Mr. Patel may vote the shares they own or control or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through this control, Mr. Ajjarapu and Mr. Patel can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and the composition of our Board of Directors.

Our stock price could remain volatile.

The price of our common stock may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

●	quarterly variations in our results of operations or those of our competitors;
●	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
●	disruption to our operations or those of other sources critical to our operations;
●	the emergence of new competitors;
●	our ability to develop and market new and enhanced products on a timely basis;
●	seasonal or other variations;
●	commencement of, or our involvement in, litigation;
●	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
●	changes in our board or management;
●	adoption of new or different accounting standards;
●	changes in governmental regulations or in the status of our regulatory approvals;
●	changes in earnings estimates or recommendations by securities analysts; and
●	general economic conditions and slow or negative growth of related markets.

Stockholders who hold unregistered shares of our common stock will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made unless we continue to be subject to Section 13 or 15(d) of the Exchange Act, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned).

The interests of stockholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other stockholders. Our ability to issue shares without stockholder approval serves to enhance existing management’s ability to maintain control of our company.

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Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Certificate of Incorporation provides for indemnification as follows: “To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Currently, we are followed by few analysts.

For the foreseeable future, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Because we are not subject to compliance rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Three out of five of our directors are independent directors, and certain of those independent directors serve on the independent audit or compensation committees. We intend to comply with all additional corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors or members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We plan to apply for listing of our common stock on the Nasdaq Capital Market. We may be unable to list our common stock, and if listed, our common stock may not continue to meet Nasdaq Capital Market listing requirements. If we fail to comply with the continuing listing standards of the Nasdaq Capital Market, our securities could be delisted.

We plan to apply for our common stock to be eligible to be listed on the Nasdaq Capital Market. However, our application may not be approved, and an active trading market for our common stock may not develop or continue. If, after listing, we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, the Nasdaq Capital Market may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, actions taken by us to restore compliance with listing requirements may not be successful to allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Capital Market minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements.

We will incur significant costs to ensure compliance with U.S. and Nasdaq Capital Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and Nasdaq Capital Market corporate governance requirements (assuming our common stock is approved for listing on the Nasdaq Capital Market), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the Nasdaq Capital Market. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

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Risks Relating To The JOBS Act:

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the end of our 2024 fiscal year (5 years from our first public offering), (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

Our election not to opt out of JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company”, can adopt the standard for the private company. This may make a comparison of our financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The JOBS Act also allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

●	be exempt from the “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

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●	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

●	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

The Company currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which it would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

For all of the foregoing reasons and others set forth herein, an investment in our securities in involves a high degree of risk.

PRIVATE PLACEMENT OF COMMON STOCK

On July 10, 2019 we entered into a securities Purchase Agreement with R.S.N., LLC with respect to the private placement of 2,000,000 share of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,000,000. This transaction closed on July 30, 2019.

On September 30, 2019, we closed the sale of securities pursuant to Securities Purchase Agreements entered into with certain accredited investors with respect to the private placement of 2,910,000 shares of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,455,000. Subscribers included Bedford Falls Capital, which is controlled by Gary Augusta, our director (1,000,000 shares); Nitesh Patel, who is the cousin of Prashant Patel, our director and President (40,000 shares); Shilpa Patel, who is the spouse of Nitesh Patel, the brother of Prashant Patel our director and President (20,000 shares); and Nitil Patel, the brother of Prashant Patel, our director and President (200,000 shares).

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USE OF PROCEEDS

We are registering the shares of common stock for the benefit of the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby. We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any brokerage commissions or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

See “Selling Stockholders” and “Plan of Distribution” described below.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer the shares at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with a $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock with a $0.00001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of October 11, 2019, there were 38,986,459 shares of common stock issued and outstanding. The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which are undesignated and unissued. We had no preferred shares outstanding at December 31, 2018 or as of the date of this prospectus.

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Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors may designate the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation or any series. There are currently no shares of preferred stock outstanding.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law

We are subject to Section 203 of Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

-	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

-	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

-	on or after such date, the business combination is approved by our board of directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

-	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

-	any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder;

-	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

-	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

-	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

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A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Listing

Our common stock is traded on the OTCQB Market under the symbol “TRXD”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by the registration statement of which this prospectus is a part, which are held by the selling stockholders, to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on the over-the-counter market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, to the extent permitted by law;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

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The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

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The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders may not sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock registered herein will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 4,910,000 shares of common stock through this prospectus, which were sold pursuant to private offering transactions which closed on July 30, 2019 (2,000,000 shares) and September 30, 2019 (2,910,000 shares), for an aggregate of $1,455,000 in cash ($0.50 per share), which are described in greater detail under “Private Placement of Common Stock”, beginning on page 28.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “Plan of Distribution”. As of the date of this prospectus, there are 38,986,459 shares of our common stock issued and outstanding.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

There are no agreements between the Company and any selling stockholder pursuant to which the shares subject to this registration statement were issued. None of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three years unless disclosed in the footnotes below.

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Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)			Number of Shares of Common Stock Being	Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (#)
Name of Selling Stockholder		Number	Percentage		Offered	Number	Percentage
R.S.N., LLC	(2)	3,000,000	7.69%		3,000,000	-	-
Bedford Falls Capital	(3)	1,034,422	2.65%		1,000,000	34,422	*	%
Phil Hayden		400,000	1.03%		400,000	-	-
Nitesh Patel	(4)	60,000	*	%	40,000	-	-
Shilpa Patel	(5)	60,000	*	%	20,000	-	-
Punil & Awani Patel		200,000	*	%	200,000	-	-
Dr. Fadi Saba		250,000	*	%	250,000	-	-
					4,910,000

* Less than one percent (1%).

# Assumes the sale of all shares offered herein.

(1) “Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon 38,986,459 shares of our common stock outstanding as of October 11, 2019.

(2) Darshan Ram and Savitri Ram are husband and wife and joint owners of R.S.N., LLC, a Delaware limited liability company (“RSN”), and as such, Darshan Ram and Savitri Ram indirectly share voting and dispositive power over the securities directly held by RSN. As a result, each of Darshan Ram and Savitri Ram may be deemed to have beneficial ownership of such securities.

(3) Gary Augusta, a member of the Board of Directors of the Company controls and serves as President of Bedford Falls Capital LLC, which shares he is deemed to beneficially own. Beneficial ownership totals do not include warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share, of which warrants to purchase 150,000 shares vest on April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021, held by Flacane Advisors Inc., which entity is controlled by Gary Augusta, the vesting of which is subject to Flacane Advisors Inc.’s continued service to the Company.

(4) Nitesh Patel is a cousin of Prashant Patel, our director and President.

(5) Shipla Patel is spouse of Nitesh Patel, who is a cousin of Prashant Patel, our director and President.

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CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 11, 2019 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined below under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 38,986,459 shares of our common stock outstanding as of October 11, 2019.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 3840 Land O’ Lakes Blvd, Land O Lakes, FL 34639.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (1)	13,843,750	35.4%
Prashant Patel, Director, COO, and President (2)	12,350,000	31.6%
Donald G. Fell, Director (3)	218,173	*
Howard Doss, CFO (4)	326,313	*
Michael L Peterson, Director (5)	183,173	*
Gary Augusta, Director (6)	1,034,422	2.7%

All executive officers and directors as a Group (six persons)	27,955,831	71.3%

Greater than 5% Stockholders
Gajan Mahendiran (7)	2,760,002	6.8%
R.S.N., LLC (8)	3,000,000	7.7%

* Less than one 1%

(1) Includes (i) 7,143,750 shares owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares owned by Mr. Ajjarapu’s wife, which Mr. Ajjarapu claims beneficial ownership of, (iii) 1,275,000 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, and (iv) 1,275,000 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007 and options to purchase 100,000 shares of common stock granted in 2019, that are exercisable within 60 days of the Date of Determination, which Mr. Ajjarapu claims beneficial ownership of, as Trustee.

(2) Includes (i) 7,350,000 shares owned directly by Mr. Patel, (ii) 2,500,000 shares owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 2,400,000 shares owned by the Patel Trust; and (iv) options to purchase 100,000 shares of common stock granted in 2019, that are exercisable within 60 days of the Date of Determination, which Mr. Patel claims beneficial ownership of, as Trustee.

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(3) Includes 218,173 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(4) Includes 326,313 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(5) Includes 183,173 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(6) Does not include warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share, of which warrants to purchase 150,000 shares April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021, held by Flacane Advisors Inc., which entity is controlled by Gary Augusta, the vesting of which is subject to Flacane Advisors Inc.’s continued service to the Company. Includes 1,000,000 shares of common stock held by Bedford Falls Capital LLC, an entity which Mr. Augusta controls and serves as President of, and which shares he is deemed to beneficially own.

(7) Includes 833,334 shares of common stock of the Company and warrants to purchase 1,926,668 shares of common stock at an exercise price of $0.01 per share that are exercisable within 60 days of the Date of Determination, and which are held jointly with Mr. Mahendiran’ s wife, as tenants by entirety. Address: 4427 Corral Road, Warrenton, Virginia 20187.

(8) The securities held by R.S.N., LLC are beneficially owned by Darshan Ran and Savitri Ran, its Members. Address: 744 Broadway Avenue, Orillia, Ontario, Canada.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares of the common stock purchased by an investor pursuant to this Offering. We have based this summary upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and are subject to change, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and the IRS may not agree with such statements and conclusions or a court may not sustain any challenge by the IRS in the event of litigation.

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This summary assumes that a beneficial owner will hold the shares of the common stock, as the case may be, as capital assets within the meaning of section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state or local jurisdiction or non-U.S. jurisdiction or any other U.S. federal tax consequences, such as estate and gift tax consequences. In addition, this summary does not address all tax considerations that might be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for federal income tax purposes, persons that hold shares of the common stock as part of a “straddle”, a “hedge”, a “conversion transaction” or other arrangement involving more than one position, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar and certain former citizens or permanent residents of the United States.

If a partnership holds the shares of the common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the shares of the common stock, you should consult your tax advisor.

If you are considering the purchase of the shares of the common stock, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

As used in this discussion, a “U.S. Holder” is a beneficial owner of the shares of the common stock that is not a partnership or entity treated as a partnership for U.S. federal income tax purposes and is:

-	an individual who is a citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of the common stock that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine U.S. federal, state, local and other tax consequences that may be relevant to them.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

Distributions made to U.S. Holders out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be included in the income of a U.S. Holder as dividend income and will be subject to tax as ordinary income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the stock to which such distribution relates, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the U.S. Holder’s adjusted tax basis in the shares of stock to which the distribution relates, such distributions will generally be treated as the sale or exchange of such stock, resulting in capital gain. In addition, a corporate U.S. Holder will not be entitled to the dividends-received deduction on this portion of a distribution.

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Any distribution not constituting a dividend will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (with a corresponding reduction to such basis), and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock. Generally, any distribution to a Non-U.S. Holder that is a dividend for U.S. federal income tax purposes and that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, will be subject to U.S. federal withholding tax at a rate of 30% percent of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate.

We will notify all of our U.S. and non-U.S. holders of our shares after the close of each taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, qualified dividend income and non-dividend distributions, if any. Each investor should consult the investor’s individual or corporate tax advisor.

LEGAL MATTERS

This Form S-1 registration statement was prepared by The Loev Law Firm, PC, Bellaire, Texas. The financial statements attached hereto for the years ended December 31, 2018 and 2017, were audited by MaloneBailey, LLP. The Loev Law Firm, PC, and MaloneBailey, LLP do not have any interest contingent or otherwise in the Company.

EXPERTS

The audited financial statements of Trxade Group, Inc. and its subsidiaries as of December 31, 2018 and, 2017, and for the years then ended, included in this prospectus have been audited by MaloneBailey LLP, Houston, Texas, independent registered public accounting firm, as stated in their report date dated March 22, 2019 which is incorporated herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF BUSINESS

The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this prospectus.

Overview

We have designed and developed, and now own and operate, a business-to-business, web-based marketplace focused on the pharmaceutical industry in the United States. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities on a web-based platform.

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CORPORATE HISTORY

Background of XCEL

Our Company was incorporated in Delaware on July 15, 2005, as “Bluebird Exploration Company” (“Bluebird”). Bluebird was originally formed to engage in the exploitation of mineral properties. In December 2008, Bluebird changed its name to “Xcellink International, Inc.” (“XCEL”), and subsequently announced that its business plan was being expanded to include the development and marketing of platform-independent customer-centric payment systems and methodologies. XCEL was unable to raise the funds necessary to implement its business strategy, never generated any revenue and was a reporting as a “shell” corporation. On January 9, 2014, Trxade Group, Inc., a privately held Nevada corporation, merged with and into XCEL, and XCEL changed its name to “Trxade Group, Inc.”

Background of Trxade

PharmaCycle LLC, a Nevada limited liability company (“PharmaCycle”), was formed in August 2010 by Prashant Patel, our President, to serve as a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. In January 2013, PharmaCycle converted into a Florida corporation and changed its name to Trxade, Inc. (“Trxade Florida”). In May 2013, Trxade Florida created a new wholly-owned subsidiary, Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”). Trxade Nevada acquired Trxade Florida pursuant to a reverse triangular merger, resulting in Trxade Florida becoming a wholly-owned subsidiary of Trxade Nevada (the “Nevada-Florida Merger”). The sole purpose of the Nevada-Florida Merger was to provide for a holding company to own Trxade Florida, the operating company. At all times, up to the Nevada-Florida Merger, Trxade Florida was capitalized exclusively by cash capital contributions from Messrs. Suren Ajjarapu and Patel, our Chief Executive Officer and President, respectively. Immediately following the Nevada-Florida Merger, Messrs. Ajjarapu and Patel collectively owned 99% of Trxade Nevada. After the Nevada-Florida Merger (but prior to the merger with XCEL), Trxade Nevada raised $670,000 through the sale of its preferred stock in private placements made to third party investors.

Reverse Merger with Trxade

On September 26, 2008, Mark Fingarson, the former President, sole Director and controlling shareholder of XCEL, sold 80,000,000 shares of XCEL (prior to the reverse split discussed below) to XCEL’s then attorney, Ron McIntyre. On November 22, 2013, Trxade Nevada acquired Mr. McIntyre’s controlling interest of 80,000,000 shares in XCEL pursuant to a Purchase and Sale Agreement dated November 7, 2013. At the time of the sale, XCEL had 104,160,000 shares of common stock issued and outstanding, including the 80,000,000 shares of stock acquired by Trxade Nevada (prior to the reverse split discussed below).

On December 16, 2013, Trxade Nevada and XCEL entered into a definitive merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Trxade Nevada with and into XCEL, with XCEL continuing as the surviving corporation. The Merger closed on January 8, 2014. Under the terms of the Merger Agreement, we amended our certificate of incorporation changed our name to “Trxade Group, Inc.,” and changed our trading symbol to XCEL.

Recapitalization of Common Stock by a Reverse Split and Increase of Authorized Shares of Stock

We also reversed our issued and outstanding stock at the ratio of one for one thousand (1:1,000) shares effective upon the closing of the Merger (the “Reverse Split”). In connection with the Reverse Split, 104,160,000 outstanding shares of our common stock, including the 80,000,000 shares held by Trxade Nevada, were exchanged for 104,160 post-Reverse Split shares of common stock. As a result of the Merger, Trxade Nevada shareholders holding 28,800,000 shares of common stock and 670,000 shares of Series A Preferred Stock converted their shares on a one-to-one basis into 28,800,000 shares of our common stock and 670,000 shares of our Series A Preferred Stock, for an aggregate total of 29,470,000 shares. Further, 600,000 shares of our common stock (on a post-Reverse Split basis) were issued following the Merger in connection with the conversion of our promissory notes. The 80,000,000 pre-Merger shares held by Trxade Nevada, which amounted to 80,000 shares after the Reverse Split, reverted to treasury stock of the Company.

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On June 11, 2015, pursuant to our Second Amended and Restated Certification of Incorporation, we decreased the authorized shares of our common stock from 500,000,000 to 100,000,000 and decreased the authorized shares of our Preferred Stock from 100,000,000 to 10,000,000. The Company is currently authorized to issue 100,000,000 shares of common stock with $0.00001 par value per share and 10,000,000 shares of preferred stock, $0.00001 par value per share.

Subsidiaries

We own 100% of Trxade Florida. This subsidiary is included in our attached consolidated financial statements and is engaged in the same line of business as Trxade. Trxade Florida is a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

We own 100% of Integra Pharma Solutions, LLC (formerly Pinnacle Tek, Inc., a Florida corporation) founded by Mr. Suren Ajjarapu, our CEO, in 2011 (“INTEGRA”). Until the end of 2016, INTEGRA served as our technology consultant provider, but we discontinued that line of business in 2016. We now intend that INTEGRA serve as our logistics company for pharmaceutical distribution.

We own 100% of Community Specialty Pharmacy, LLC, an independent retail specialty pharmacy with a focus on specialty medications.

We own 100% of Alliance Pharma Solutions, LLC, a Florida limited liability company, which was founded in January 2018 (“Alliance”). Alliance currently owns 30% (with the option to acquire more) of SyncHealth MSO, LLC as part of a joint venture enabling independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. Under our joint venture arrangement, we have the option to acquire 100% of SyncHealth MSO, LLC. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

Sale of Westminster

We also owned 100 percent of Westminster Pharmaceuticals LLC, a Delaware limited liability company (“Westminster”), from 2015 through December 31, 2016. Trxade Florida formed Westminster in January 2013 as its wholly-owned subsidiary. This licensed subsidiary provided state-licensed pharmacies and buying groups in the United States with pharmaceuticals approved by the United States Food and Drug Administration (the “FDA”). In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to our customers.

In December 2016, based on our management’s strategic review of our portfolio of businesses, we committed to a plan to sell our private label generic pharmaceutical businesses. On December 31, 2016, we entered into and consummated the sale of 100% of our equity interests in Westminster, and, in connection with the sale, we exited the private label generic pharmaceuticals business line. We sold Westminster in exchange for (a) the buyer’s cancellation of $1,500,000 of indebtedness owed by us under a senior secured note, (b) our issuance of warrants to purchase 1,500,000 shares of our common stock (the “Warrants”), and (c) the buyer’s assumption of various contracts and obligations of Westminster. We issued the Warrants to the buyer at a strike price of $0.01 per share. The Warrants have an expiration date of five years from date of grant under the terms and conditions of our warrant agreement with the buyer.

Acquisition of Community Specialty Pharmacy, LLC

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP, a non-executive officer of the Company (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company in the amount of $300,000, and warrants to purchase 405,507 shares of common stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over a period of three (3) years.

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SyncHealth MSO, LLC Joint Venture

On January 17, 2019, the Company and Alliance Pharma Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (hereafter “Alliance,” with Alliance and Trxade referred to collectively herein as the “Trxade Parties”), entered into a transaction effective as of January 17, 2019 with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (“SyncHealth”) to enable independent retail pharmacies to better compete with large national pharmacies on pricing, distribution and logistics. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

BUSINESS OF TRXADE

Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 10,000 independent pharmacies. Access to Trxade’s proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenue from these services by charging a transaction fee to the seller of the products for sales conducted via the Trxade platform. The buyers do not bear the cost of transaction fees for the purchases that they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues during the years ended December 31, 2018, and 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com. Information on our website is not incorporated by reference into this prospectus.

Status of any publicly announced new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model “RxGuru” integrates product insight into pharmacy acquisition benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity continuously to benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. INTEGRA is intended to serve as our logistics company for pharmaceutical distribution and has limited operations and revenue at this time.

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Community Specialty Pharmacy, LLC. We acquired Community Specialty Pharmacy, LLC, a Florida limited liability company (“CSP”), on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida. CSP has a focus on specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Trxademso. Trxademso technology was developed early 2019 as part of the SyncHealth MSO, LLC joint venture to develop technology that would assist independent retail pharmacies to compete better with large national pharmacies on pricing, distribution and logistics. To date, we have not generated any income from this product and currently we are in discussions to dissolve this relationship.

All of our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform.

Discontinued Operations:

Westminster Pharmaceuticals.

Westminster bought FDA-approved prescription medications from licensed pharmaceutical wholesalers and manufacturers from 2015 until 2016. Westminster stored these products at a licensed logistics location in Olive Brach, Mississippi until they were ready for delivery to Westminster’s customers once sold. In late 2015 and early 2016, Westminster entered into multiple supply contracts with wholesale manufacturers of generic pharmaceuticals to begin selling Westminster private label generic pharmaceuticals to its customers. Westminster generated very limited revenue from the sale of its private label products. This business line was not profitable for the Company, and we sold Westminster in December 2016, thus concluding the Company’s exit from the private label generic pharmaceuticals business.

The Pharmaceutical Industry

According to the 2013-14 Economic Report on Retail, Mail, and Specialty Pharmacies by Adam J. Fein, Ph.D. (the “Fein Report”), United States pharmaceutical companies comprise a burgeoning $330 billion industry consisting of over 65,000 pharmacy facilities and 700 DEA-registered (and 1,500 State-licensed) suppliers. Management believes that few platforms currently in place to bring these participants together to share market knowledge, product pricing transparency and product availability. According to this, the pharmaceutical market is comprised primarily of three wholesalers that control an estimated approximately 92% of the market. Our management believes that this concentration has, over the years, led to a lack of price and cost transparency, thereby resulting in severe limitations on the purchasing choices of industry participants. These market dynamics have enabled these large wholesalers (McKesson, Cardinal Health and AmerisourceBergen), known as ADR distributors, to dominate the industry with respect to both generic and brand pharmaceuticals. The increasing concentration of generic medications (ANDA or Abbreviated New Drug Application), however, with many more expected to go to market in the near future (approximately $80 billion in branded medications lost their patent protection from 2008 to 2018, according to an article in Drug Topics from August 2004, called “Big Pharma uses effective strategies to battle generic competitors”, by Martin Sipkoff), have enabled smaller suppliers’ access to an increasing number of medications at highly discounted prices. The market is slowly changing towards one where medications will become a commoditized and influenced by price rather than the business relationships imposed by the dominant participants of the past.

To fuel this change, insurance companies (Pharmacy Benefits Management (“PBM”) and private health payers) and the federal government have recently initiated lower medication reimbursement payments to healthcare providers. We believe that pharmacies in due course will face increasing pressure to source medications as inexpensively as possible and improve operational efficiency. Trxade seeks to be in the forefront of solving these transparency and pricing concerns by providing independent, retail pharmacies with real-time, pharmacy acquisition cost (“PAC”) benchmarks to the National Drug Code (the “NDC”) standard. The NDC mark is a unique product identifier used in the United States for drugs intended for human use.

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Competitive Business Conditions, Our competitive position in our Industry, and our Methods of Competition.

We expect to face competition from the three large ADR distributors (McKesson, Cardinal Health and AmerisourceBergen), other pharmaceutical distributors, buying groups, software products, and other start-up companies. Most of our competitors’ operations have substantially greater financial- and manufacturer-backed resources, longer operating histories, greater name recognition, and more established relationships in the industry.

Other Start-up Companies.

We have identified start-ups that provide for supplier-pharmacy trading such as PharmaBid, RxCherrypick, PharmSaver, MatchRx and GenericBid, and provide web-based services similar to ours, allowing pharmacies to buy from several suppliers. Trxade differentiates itself from these exchanges by providing our pharmacies with both brand and generic pharmaceutical products. Additional companies target “direct-to-consumer” pharmacy deliveries, including Amazon.com’s PillPack, Capsule and GetRoman.com.

Buying Groups.

Buying Groups provide discounted prices to their members by negotiating better pricing with one primary wholesaler, while charging administrative fees generally ranging from 3 to 5 percent. Some Buying Groups are structured like co-operatives (such as Independent Pharmacy Cooperative (IPC) and American Pharmacy Cooperative, Inc. (APCI) and offer their members monthly or quarterly rebates. Although they can function well to bring pricing competition to the industry, they often offer rebates only after the purchase. Management does not believe Buying Groups will provide long-term savings to customers with this model given the increased transparency and competition in the industry.

Pharmaceutical Software.

Some pharmaceutical software companies compete with us to varying degrees at different levels. SureCost, for example, provides inventory management software enabling pharmacies to comply with primary supplier contracts. This software is fee-based and requires training.

Pharmacies may be reluctant to buy pharmaceuticals on the internet due to the historical negativity and uncertainty with respect to the origin and purity of drugs purchased off the web. Trxade management believes that as we continue to develop our brand, our customer base, and our vast product offerings, we will gain the trust of the market and overcome the negativity associated with purchasing via a pharmaceutical online marketplace.

One advantage that we believe we have over our competition is our ability to be flexible and fast moving in adjusting our business model to address the needs of our customer base. Trxade started by offering pharmacies a reverse auction model to enhance savings on the purchase of their pharmaceuticals. Customer feedback suggested that pharmacies prefer a more “buy now” format, which we implemented. This resulted in a “one-stop-one-search” platform to buy quality pharmaceuticals for less and a data-rich platform to help pharmacies overcome the complexities related to supply chain purchasing.

Sources and Availability of Raw Materials; Principal Suppliers.

Trxade is a web-based technology platform. Because we are not a manufacturing company, we do not need any raw materials. Our module on the platform is drug supplier-to-retailer. We bring buyers and sellers together on this platform. Our suppliers include National Apothecary Solutions, Integral RX, and South Pointe Wholesale, Inc.

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Dependence on One or More Major Customers.

As of the date of this prospectus, we have over 10,000 independent pharmacies and over 30 pharmaceutical suppliers as customers, with a market potential of approximately 24,000 independent pharmacies and 1,500 regional and local suppliers. We have a working relationship with over 25 wholesalers and the nation’s largest buying group. Although we believe those entities are satisfied with their business relationship with Trxade, if our buying group and two or three of the largest wholesalers decided no longer to do business with Trxade, the resulting supplier void would materially and adversely affect our competitiveness in the marketplace.

Intellectual Property.

Although we believe that our name and brand are protected by applicable state common law trademark laws, we do not currently have any registered trademarks, patents, concessions, licenses, royalty agreements, or franchises other than “Trxade” (Serial Number 86021305), “RxGuru” (Serial Number 86024745) and our pharmaceutical pricing benchmarks, PAC. Our business operates under a proprietary software system which includes trade secrets within our database, business practices and pricing model.

Need for Government Approval of Products and Services.

We are required to hold business licenses and to follow applicable state and federal government regulations detailed herein. In October 2018, we acquired Community Specialty Pharmacy, LLC, an accredited independent retail pharmacy with a focus on specialty medications, which requires state approval, which we have obtained.

Effect of Existing or Probable Government Regulations on the Business.

Federal Drug Administration Guidelines

On April 12, 1988, President Ronald Reagan signed into law the Prescription Drug Marketing Act of 1987 (PDMA), setting the baseline for wholesale distribution regulations. The final regulations were published in 1999, establishing the minimum wholesale distribution requirements for state licensure. With the intent to prevent the introduction and retail sale of substandard, ineffective, or counterfeit drugs into the distribution system, state licensing systems moved to update their standards to match those provided federally as guided under FDA’s Guidelines for State Licensing of Wholesale Prescription Drug Distributors (21 CFR 205). PDMA established minimum federal pedigree requirements to trace the ownership of prescription drugs through the supply chain. The principal goal of the PDMA was to further secure the nation’s drug supply from counterfeit and substandard prescription drugs. The law establishes two types of distributors: “Authorized distributor[s] of record” or ADRs; and “Unauthorized distributor[s],” such as wholesalers. The pedigree requirement was to require each person engaged in the wholesale distribution of a prescription drug in interstate commerce, who is not the manufacturer or an authorized distributor of record for that drug, to provide a pedigree to the recipient. After meeting resistance from various stakeholders, the FDA delayed the effective date of the regulations several times, until final implementation in December 2006.

At the federal level the implementation of the track and trace legislation which went into effect in 2018, requires the use of pharmaceutical pedigree to track the movement of pharmaceuticals along the supply chain. The costs of complying with this new legislation may be too burdensome for many of the smaller suppliers.

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State Drug Administration Guidelines

There are a number of national and state-wide regulations that have an effect on our business. All drug wholesalers must be licensed under state licensing systems, which must in turn meet the FDA guidelines under State Licensing of Wholesale Prescription Drug Distributors (21 CFR Part 205). The regulations set forth minimum requirements for prescription drug storage and security as well as for the treatment of returned, damaged, and outdated prescription drugs. Further, wholesale drug distributors must establish and maintain inventories and records of all transactions regarding the receipt and distribution of prescription drugs and make these available for inspection and copying by authorized federal, state, or local law enforcement officials. In most states, wholesale distributor licenses are issued by the State Boards of Pharmacy and require periodic renewal. Approximately 40 states also require out-of-state wholesalers that distribute drugs within their borders to be licensed as well.

California, Florida, Nevada, New Mexico and Indiana define the normal distribution channel to not include the lateral sales of pharmaceuticals between wholesalers. The new Supply Chain Act, part of the Quality Drug Act, which was signed into federal law in December 2013, precludes all states from restricting, investigating or inspecting the distribution channel and transactional history. Until the federal government provides guidelines for the new federal law, no state regulation or guideline exists.

The warehousing of pharmaceuticals is also restricted and requires additional state licenses. Some licenses require bonds and written exams and may take some time to approve. Currently, Westminster Pharmaceuticals, our wholesale distributor, asks for formal pedigrees from the ADR wholesalers and provides pedigrees to those entities they sell to in the marketplace. This requirement limits liability and provides assurance if a recall is warranted that Trxade and its participants will receive value for the commodity.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

●	Exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

●	Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;

●	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

●	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

●	Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934, as amended.

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The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)	selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold stockholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” initial public offerings (IPOs).

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Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Research and Development.

During the last two fiscal years, Trxade.com, InventoryRx.com, Pharmabayonline, and RxGuru have been developed as proprietary software. For the years ended December 31, 2018 and 2017, $949,948 and $863,324, respectively, was spent by the Company in technology activities, these were included in General and Administrative expenses. None of these expenses were borne directly by customers.

Cost of Compliance with Environmental Laws.

Our operations are subject to regulations under various federal, state, local and foreign laws concerning the environment, including laws addressing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions and third-party damage or personal injury claims, if in the future we were to violate or become liable under environmental laws. We are not aware of any costs or effects of our compliance with environmental laws.

Employees

Currently, we have 28 full-time employees. We also utilize numerous outside consultants. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory.

Seasonality

Our business is not directly affected by seasonal fluctuations but is affected indirectly by the fall and winter flu season, to the extent it leads to in increased demand for certain generic pharmaceuticals.

Available Information

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

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Financial and other information about Trxade Group, Inc. is available on our website (www. https://www.trxadegroup.com). Information on our website is not incorporated by reference into this prospectus. We make available on our website, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.

DESCRIPTION OF PROPERTY

Description of Property

We do not own any real property. We entered into a new lease for our office space at 3840 Land O’ Lakes Blvd, Land O’Lakes, Florida 34639 for approximately $100,000 per year under a three-year lease agreement, beginning January 1, 2018. Our office space occupies approximately 6,300 square feet. We entered into a lease for Integra Pharma Solutions, LLC at 6308 Benjamin Road, Tampa, Florida 33634 for approximately $42,000 per year under a five-year lease agreement, effective October 17, 2018, occupying approximately 6,300 square feet. We believe our current and future facilities are adequate for our current and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities.

LEGAL PROCEEDINGS

In the ordinary course of business, we may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We believe the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no actively traded public market for our common stock. Although our common shares are quoted for sale on the OTCQB, our common stock is mostly held by just a few stockholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We cannot provide any assurance that a meaningful trading market will ever develop.

The trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.

Holders

According to the records of our transfer agent, as of September 30, 2019 were approximately 64 record holders of our common stock, not including any persons who hold their stock in “street name.”

Market Information

Since June 2014, our common stock has been quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “TRXD”. Our common stock trades on a limited and sporadic basis and should not be deemed to constitute an established public trading market. There may not be liquidity in the common stock.

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The following table sets forth the high and low sale prices for each quarter within the fiscal years ended December 31, 2018 and 2017 and the first, second and third quarters of fiscal 2019, and the portion of the fourth quarter of 2019 from October 1, 2019 to October 14, 2019. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

Fiscal Year	Period	High Sales Price	Low Sales Price
2017	First Quarter	$1.00	$0.25
	Second Quarter	$0.80	$0.30
	Third Quarter	$0.52	$0.41
	Fourth Quarter	$0.70	$0.22
2018	First Quarter	$0.75	$0.22
	Second Quarter	$1.00	$0.35
	Third Quarter	$0.75	$0.43
	Fourth Quarter	$0.60	$0.23
2019	First Quarter	$0.59	$0.35
	Second Quarter	$0.74	$0.35
	Third Quarter	$1.60	$0.54
	Fourth Quarter (through October 14, 2019)	$1.48	$1.00

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.00001 par value per share. Holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which the 10,000,000 are undesignated and unissued. The Company had no preferred shares outstanding at December 31, 2018 or as of the date of this prospectus.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2018, with respect to our compensation plans under which common stock is authorized for issuance.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,612,987	$0.47	267,154
Equity compensation plans not approved by security holders	-	-	-
Total	4,612,987	$1.10	267,154

The equity compensation plans approved by the Company’s security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of the Company, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to the Company.

Stock Transfer Agent

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. Discussion of our business and overall analysis of financial and other highlights affecting us, to provide context for the remainder of MD&A.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Results of Operations. An analysis of our financial results comparing the twelve months ended December 31, 2018 and 2017 and six-month periods ended June 30, 2019 and 2018.

●	Critical Accounting Policies. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

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The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,” and in other reports we file with the SEC. All references to years relate to the calendar year ended December 31 of the particular year. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

The following discussion is based upon our Consolidated Financial Statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, the fulfillment of orders, the purchase of supplies, and the building of inventory, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to sales returns, pricing credits, warranty costs, allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, contract manufacturer exposures for carrying and obsolete material charges, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Liquidity and Capital Resources as of and for the Year Ended December 31, 2018

Results of Operations

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes to these statements included in this prospectus. For all periods presented, the consolidated statements of income and consolidated balance sheet data set forth in this prospectus have been adjusted for the reclassification of discontinued operations information, unless otherwise noted.

Six-Month Period Ended June 30, 2019 Compared to Six-Month Period Ended June 30, 2018

	Six-Months Ended
	June 30, 2019	June 30, 2018

Revenues	$3,428,935	$1,690,611
Cost of Sales	1,118,977	-

Gross Profit	2,309,958	1,690,611
Operating Expenses:
General and Administrative	1,905,504	1,472,365
Warrants and Options Expense	99,990	88,072
Total Operating Expense	2,005,494	1,560,437

Share in Equity Losses in Investment	(87,822)	-
Interest Expense	(33,432)	(27,392)

Income from Operations	$183,210	$102,782

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Substantially all of our revenues during the six-months ended June 30, 2018 was from Trxade platform revenue. Revenues increased in the six-months ended June 30, 2019 by $1,738,324 with the addition of Community Specialty Pharmacy, LLC, our partially-owned accredited independent retail pharmacy.

General and administrative expenses increased for the six-months ended June 30, 2019 to $1,905,504 compared to $1,472,365 for the comparable period in 2018. There was an increase in rent and employee cash compensation directly as a result of the acquisition of Community Specialty Pharmacy, LLC.

Warrant and options expense in the 2019 and 2018 periods represent compensation costs related to the issuance of employee stock options.

Three Month Period Ended June 30, 2019 Compared to Three Month Period Ended June 30, 2018

	Three Months Ended
	June 30, 2019	June 30, 2018

Revenues	$1,916,414	$837,688
Cost of Sales	753,138	-

Gross Profit	1,163,276	837,688
Operating Expenses:
General and Administrative	966,560	755,626
Warrants and Options Expense	64,011	50,616
Total Operating Expense	1,030,571	806,242

Share in Equity Losses in Investment	(58,850)
Interest Expense	(15,874)	(10,933)

Income from Operations	$57,981	$20,513

Substantially all of our revenues during the three months ended June 30, 2018 were from Trxade platform revenue. Revenues increased by $1,078,726 in the three months ended June 30, 2019 with the addition of Community Specialty Pharmacy, LLC.

General and administrative expenses increased for the three months ended June 30, 2019 to $966,560 compared to $755,164 for the comparable period in 2018. There was an increase in rent and employee cash compensation directly as a result of the acquisition of Community Specialty Pharmacy, LLC.

Warrant and options expense in the 2019 and 2018 periods represent compensation costs related to the issuance of employee stock options.

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
Revenues	$3,831,778	$2,931,280
Cost of Sales	449,049	-

Gross Profit	3,382,729	2,931,280
Operating Expenses:
Technology	949,948	863,324
General and Administrative	2,350,569	1,405,026
Warrants and Options Expense	169,828	267,835
Total Operating Expense	3,470,345	2,536,185

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)

Net Income	$9,038	$288,983

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Substantially all of our revenues during the years ended December 31, 2018, and 2017 were from platform revenue. Revenues increased for the Fiscal Year ended December 31, 2018 to $3,831,778 compared to $2,931,280 for the comparable period in 2017. This increase was attributable to the mix of pharmaceuticals sold on the platform, brands vs. generics, the fee for generics are higher than brands. Our sales department has continued to add customers in 2018 through direct marketing and customer training. In 2018, with the acquisition of Community Specialty Pharmacy, LLC in the fourth quarter, $395,418 of revenue was added.

Technology expenditures increased to $949,948 for the year ended December 31, 2018 from $863,324 for the year ended December 31, 2017 as the Company developed apps for customers.

General and administrative expenses increased for the fiscal year ended December 31, 2018 to $2,350,569 compared to $1,405,026 for the comparable period in 2017. There was an increase in legal fees, rent and employee cash compensation directly as a result of the acquisition. In addition, Trxade Conference, increased employee benefits and computer software were additional expenditures.

Warrant and options expense in the 2018 and 2017 periods represent compensation costs related to the issuance of employee stock options.

Interest expense in 2018 was as a result of approximately $800,000 in debt borrowings. Interest expense in 2017 was as a result of approximately $700,000 in debt borrowings.

Liquidity and Capital Resources

Cash and Cash Equivalents

Cash and cash equivalents were $540,034 at June 30, 2019. We expect that our future available capital resources will consist primarily of cash generated from operations, remaining cash balances, borrowings, and any additional funds raised through sales of debt and/or equity.

Liquidity

Cash and cash equivalents, current assets, current liabilities, short term debt and working capital at the end of each of the periods below were as follows:

	June 30, 2019	December 31, 2018

Cash	$540,034	$869,557
Current assets (excluding cash)	1,412,236	596,520
Current liabilities (excluding short term debt)	945,163	538,867
Short term debt	140,000	321,500
Working Capital	867,107	605,710

Our principal sources of liquidity have been cash provided by operations, equity capital and borrowings under various debt arrangements. Our principal uses of cash have been for operating expenses and acquisition. We anticipate these uses will continue to be our principal uses of cash in the future.

The decrease in cash was primarily due to an investment in SyncHealth, LLC of $250,000. Cash decreased by $329,523.

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Liquidity Outlook cash explanation.

Cash Requirements

Our primary objectives for 2019 are to continue the development of the Trxade Platform and increase our client base and operational revenue. Additional funds will be needed to continue to expand our platform and customer base and cover general and administrative expense. We expect to pursue raising capital to fund our operations and provide personnel to expand operations and required working capital. Through these efforts, management believes the Company will be able to obtain the liquidity necessary to fund Company operations for the foreseeable future, however there is no assurance that our operations will generate significant positive cash flow, or that additional funds will be available to us, through borrowings or otherwise, on favorable terms when required, or at all.

We estimate our operating expenses and working capital requirements for the next 12 months to be approximately as follows:

Projected Expenses for 2019	Amount
General and administrative (1)	$3,500,000
Total	$3,500,000

(1) Includes wages and payroll, legal and accounting, marketing, rent and web development.

Since inception, we have funded our operations primarily through debt and equity capital raises and operational revenue. In 2018, common stock was issued for $800,000 and we acquired new unsecured long-term debt of approximately $300,000.

On July 10, 2019 we entered into a securities Purchase Agreement with R.S.N., LLC, with respect to the private placement of 2,000,000 share of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,000,000. This transaction closed on July 30, 2019.

On September 30, 2019, we closed the sale of securities pursuant to Securities Purchase Agreements entered into with certain accredited investors with respect to the private placement of 2,910,000 shares of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,455,000. Subscribers included Bedford Falls Capital, which is controlled by Gary Augusta, our director (1,000,000 shares); Nitesh Patel, who is the cousin of Prashant Patel, our director and President (40,000 shares); Shilpa Patel, who is the spouse of Nitesh Patel, the brother of Prashant Patel our director and President (20,000 shares); and Nitil Patel, the brother of Prashant Patel, our director and President, (200,000 shares).

Further, on September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes, including $100,000 owed to Mr. Nitil Patel, the brother of Mr. Prashant Patel, our director and President, and $75,000 owed to Nikul Panchal, a non-executive officer of the Company and noteholder, into 350,000 shares common stock of the Company at $0.50 per share under the terms of the Securities Purchase Agreement referenced above.

The combined total of the transactions detailed above was $2,630,000 of investment and conversion of principal under various Promissory Notes into an aggregate total of 5,260,000 shares of common stock.

We expect to continue to seek additional outside funding in the future although no assurance can be given that we will be able to obtain financing on reasonable terms or revenues will continue. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. We may be unable to maintain operations at a level sufficient for investors to obtain a return on their investment in our common stock.

We will need significantly more cash to implement our plan to operate a business-to-business web-based marketplace focused on the U.S. pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

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Cash Flows

The following table summarizes our Consolidated Statements of Cash Flows for the six-months ended June 30, 2019 and 2018:

	Six-Months Ended
	June 30, 2019	June 30, 2018
Net Income	$183,210	$102,782
Net Cash Provided by (used in) operations:
Operating Activities	(79,689)	146,456
Investing Activities	(250,000)	-
Financing Activities	166	(122,464)
Net increase (decrease) in cash and cash equivalents	$(329,523)	$23,992

Cash used in operations for the six-months ended June 30, 2019 was $79,689. This compared to $146,456 provided in operating activities for the six-months ended June 30, 2018. This decrease was due to inventory purchases and an increase in Accounts Receivables.

Investing activities in 2019 include the $250,000 investment in SyncHealth MSO, LLC.

Financing activities in 2018 included $122,464 payment of Notes.

Financing activities in 2019 included $166 proceeds from warrant exercise.

Off-Balance Sheet Arrangements

We had no outstanding off-balance sheet arrangements as of June 30, 2019.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

In general, the Company accounts for revenue recognition in accordance with ASC 606, “Revenue from Contracts with Customers.”

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The Company provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – the Company’s Terms and Use Agreement is acknowledged between the Wholesaler and the Company which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for product and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Stock-Based Compensation

The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), Share Based Payments to Non-Employees, and ASC 505 which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest. Effective January 1, 2019, the company adopted ASU 2018-07 for the accounting of share-based payments granted to non-employees for goods and services.

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to a “smaller reporting company” as defined in Item 10(f)(1) of SEC Regulation S-K

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, Mr. Ajjarapu and Mr. Doss, respectively, conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of June 30, 2019. Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that as of June 30, 2019, our disclosure controls and procedures were not effective.

As a result of the formative stage of our development, the Company has not fully implemented the necessary internal controls required to maintain effective disclosure controls. The matters involving internal controls and procedures that the Company’s management considered to be material weaknesses under the standards of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) were: (1) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of accounting principles generally accepted in the United States of America (“GAAP”) and SEC disclosure requirements; and (2) ineffective controls over period end financial disclosure and reporting processes.

Management believes that the material weaknesses set forth above did not have an effect on the Company’s financial results reported herein. We are committed to improving our financial organization. As part of this commitment, we have recently increased our personnel resources and technical accounting expertise as we develop the internal and financial resources of the Company. In addition, the Company plans to prepare and implement sufficient written policies and checklists which will set forth procedures for accounting and financial reporting with respect to the requirements and application of GAAP and SEC disclosure requirements.

Management believes that preparing and implementing sufficient written policies and checklists will remedy the following material weaknesses (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of GAAP and SEC disclosure requirements; and (ii) ineffective controls over period end financial close and reporting processes.

We have improved our financial organization as we have increased our personnel resources and technical accounting expertise. We will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis.

Management’s Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, but because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. The Company’s internal control over financial reporting includes those policies and procedures that are designed to:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

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●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. Based on our assessment, management believes that the Company’s internal controls over financial reporting were not effective as of December 31, 2018. Specifically, management’s evaluation was based on the following material weaknesses which existed as of December 31, 2018:

●	Financial Reporting Systems: The Company did not maintain a fully integrated financial consolidation and reporting system throughout the period and as a result, extensive manual analysis, reconciliation and adjustments were required in order to produce financial statements for external reporting purposes.

●	Segregation of Duties: The Company does not currently have a sufficient complement of technical accounting and external reporting personal commensurate to support standalone external financial reporting under public company or SEC requirements. Specifically, the Company did not effectively segregate certain accounting duties due to the small size of its accounting staff and maintain a sufficient number of adequately trained personnel necessary to anticipate and identify risks critical to financial reporting and the closing process. In addition, there were inadequate reviews and approvals by the Company’s personnel of certain reconciliations and other processes in day-to-day operations due to the lack of a full complement of accounting staff.

●	Insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of accounting principles generally accepted in the United States of America (“GAAP”) and SEC disclosure requirements.

●	Ineffective controls over period end financial disclosure and reporting processes.

The Company has engaged additional accounting support to provide more resources and expand the technical accounting knowledge to assist Mr. Doss and Mr. Ajjarapu in their responsibilities with respect to financing reporting.

Changes in Internal Control over Financial Reporting

There has not been any change in our internal control over financial reporting that occurred during the three-months ended June 30, 2019 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our directors and executive officers as of October 11, 2019:

Name	Position	Age	Director/Officer Since
Suren Ajjarapu	Chairman, Chief Executive Officer and Secretary	49	January 2014
Prashant Patel	Director, President and Chief Operating Officer	45	January 2014
Donald G. Fell	Director	73	January 2014
Howard A. Doss	Chief Financial Officer	66	January 2014
Michael L. Peterson	Director	57	August 2016
Gary Augusta	Director	52	October 2019

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Business Experience

The following is a brief description of the education and business experience of our current directors and executive officers.

Suren Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary.

Mr. Ajjarapu has served as Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. Mr. Ajjarapu has also served as Chairman of the Board for Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Prashant Patel, Director, President and Chief Operating Officer

Mr. Patel has served as our full-time President and COO, and as a director, since our acquisition of Trxade Nevada on January 8, 2014, and as the COO and President and as a director of Trxade Nevada since its inception. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over ten years of experience in retail pharmacy and pharmaceutical logistics and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been a President and Member of the Board of Trxade Nevada since August 2010. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy. Since April 2007, Mr. Patel has been a Vice President of Holiday Pharmacy, Inc., a pharmacy. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

Howard A. Doss, Chief Financial Officer

Mr. Doss has served as our CFO since January 2014. Mr. Doss has served in a variety of capacities with accounting and investment firms. He joined the staff of Seidman & Seidman (BDO Seidman, Dallas) in 1977 and, in 1980, he joined the investment firm Van Kampen Investments, opening the firm’s southeast office in Tampa, Florida in 1982. He remained with the firm until 1996 when he joined Franklin Templeton to develop corporate retirement plan distribution. After working for the Principal Financial Group office in Tampa, Florida, Mr. Doss was City Executive for U.S. Trust in Sarasota, Florida, responsible for high net worth individuals. He retired from that position in 2009. He served as CFO and Director for Sansur Renewable Energy an alternative energy development company, from 2010 to 2012. Mr. Doss has also served as President of STARadio Corp. since 2005. Mr. Doss is a member of the America Institute of CPA’s. He is a graduate of Illinois Wesleyan University.

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Donald G. Fell, Director

Mr. Fell has served as an Independent Director of our company since January 2014, as well as a director of Trxade Nevada since December. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado Springs. From 1995 – 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

Michael L. Peterson, Director

Mr. Peterson has served as an independent Director of our company since August 2016. Since June 2018, Mr. Peterson has served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan. Mr. Peterson served as the CEO of Pedevco Corp. (NYSE American:PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as CFO of Pedevco between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (Pedevco’s predecessor) from July 2012 to October 2014, and as Pedevco’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX.OB), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Gary Augusta, Director

Mr. Augusta has over 25 years of experience in finance, healthcare, engineering, technology and other innovative sectors including leadership roles in mergers and acquisitions, capital markets and investments, corporate development including strategic planning and partnership development, and as a member of public company boards of directors. Mr. Augusta is currently on the Board of Directors of First Choice Healthcare Solutions Inc. (OTC: FCHS) and was a Board Director, including Executive Chairman for over four years, of Apollo Medical Holdings, Inc. (NASDAQ: AMEH) from 2012 to November 2018. Under Mr. Augusta’s leadership, Apollo grew from less than $10M in annual revenue and under a $3M market capitalization to a NASDAQ listed company with a market capitalization of over $1 Billion. In addition to Board governance positions, Mr. Augusta was also President and lead growth and capital initiatives during his tenure. Mr. Augusta has served as President of Bedford Falls Capital LLC since September 2018, which invests in emerging growth companies, both public and private. Mr. Augusta also serves as President of Flacane Advisors focusing on healthcare and technology capital investments, board roles and advisory services, a position he has held since January 2014. From January 2010 to December 2014, Mr. Augusta was President of SpaGus Ventures and SpaGus Capital Partners focusing on healthcare and technology investments and advisory services. From March 2004 to December 2009, Mr. Augusta was President and CEO of OCTANe, an innovation development company. From March 2001 to January 2004, Mr. Augusta was a Corporate Officer at Fluor, Inc., a Fortune 500 company, focusing on Corporate Development and M&A. From June 1994 to March 2000, Mr. Augusta was a Consultant and Principal with AT Kearney, a leading global consulting firm. Mr. Augusta earned a BS in Mechanical Engineering from the University of Rhode Island and a Master of Science and Management (MSM) from Georgia Institute of Technology (Georgia Tech).

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CORPORATE GOVERNANCE

Family Relationships amongst Directors and Officers

There are no family relationships among our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors currently has two committees: the audit committee and the compensation committee.

Board Committee Membership

	Independent	Audit Committee	Compensation Committee
Suren Ajjarapu(1)
Prashant Patel
Donald G. Fell	X	M	C
Michael L. Peterson	X	C	M
Gary Augusta	X

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

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Audit Committee

The primary purpose of the audit committee is to assist the Board of Directors’ oversight of:

●	the integrity of our financial statements; our systems of control over financial reporting and disclosure controls and procedures;

●	our compliance with legal and regulatory requirements;

●	our independent auditors’ qualifications and independence;

●	the performance of our independent auditors and our internal audit function;

●	all related-person transactions for potential conflict of interest situations on an ongoing basis; and

●	the preparation of the report required to be prepared by the committee pursuant to SEC rules.

Mr. Fell and Mr. Peterson serve on the audit committee, where Mr. Peterson serves as chairman of the audit committee. Mr. Fell and Mr. Peterson each qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our Board of Directors has affirmatively determined that Mr. Fell and Mr. Peterson meet the definition of “independent directors” for the purposes of serving on the audit committee under applicable SEC rules.

Compensation Committee

The primary purpose of our compensation committee is to recommend to our Board of Directors for consideration, the compensation and benefits of our executive officers and key employees; monitor and review our compensation and benefit plans; administer our stock and other incentive compensation plans and programs and prepare recommendations and periodic reports to the Board of Directors concerning such matters; prepare the compensation committee report required by SEC rules to be included in our annual report; prepare recommendations and periodic reports to the Board of Directors as appropriate; and, handle such other matters that are specifically delegated to the compensation committee by our Board of Directors from time to time.

Mr. Fell and Mr. Peterson serve on the compensation committee, and Mr. Fell serves as the chairman.

Additional Committees of the Board of Directors and Exchange Compliance Charters

In the event that our Board of Directors determines that the uplisting of our common stock to the Nasdaq Capital Market or the NYSE American is imminent, the Board anticipates adopting new charters of the Audit Committee and Compensation Committee, and adopting a formal charter for a Nominating and Corporate Governance Committee, which committee charters, and which committee members, will comply with all applicable requirements of the Nasdaq Capital Market or the NYSE American. The Company plans to file a Current Report on Form 8-K relating to the adoption of such new charters, when and if, such new charters are adopted by the Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the compensation committee or Board of Directors of any other company of which any of the members of our compensation committee or any of our directors is an executive officer.

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Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics will be available for review in print, without charge, to any stockholder who requests a copy by writing to us at Trxade Group, Inc., 3840 Land O’ Lakes Blvd, Land O’ Lakes, Florida, 34639, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Ethics.

Director Nominations

We do not currently have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or the Nasdaq Capital Market or NYSE American rules. Our Board of Directors believes that our independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee at the current time. The independent directors will participate in the consideration and recommendation of director nominees. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board of Directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders).

We have not formally established any specific minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Ajjarapu. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Ajjarapu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Board of Directors Meetings

During the fiscal year that ended on December 31, 2018, the Board held six meetings, the Audit Committee held four meetings, and the Compensation Committee held one meeting. All directors attended at least 75% of the Board of Directors meetings and committee meetings of the committees on which they served, during the fiscal year ended December 31, 2018.

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Stockholder Communications with the Board

In connection with all other matters other than the nomination of members of our Board of Directors (as described above), our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, 3840 Land O’ Lakes Blvd, Land O Lakes, Florida 34639, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular member of the Board of Directors, the communication will be forwarded to a Board member to bring to the attention of the Board.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a registered class of the Registrant’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during the fiscal year ended December 31, 2018 were timely made.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2018 and 2017. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2018 and 2017, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Suren Ajjarapu	2018	$200,000	(1)	-	-	-	-	$200,000
Chairman of the Board,	2017	$148,750	(1)	-	-	-	-	$148,750
Chief Executive Officer, and Director

Prashant Patel	2018	$150,000	(2)	-	-	-	-	$150,000
Chief Operating Officer,	2017	$62,500	(2)	-	-	-	-	$62,500
President and Director

Howard A. Doss	2018	$62,500	(3)	-	-	$17,250	-	$79,750
Chief Financial Officer	2017	$60,000	(3)	-	-	-	-	$60,000

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(1)	The amount shown reflects compensation under an at will employment agreement with the Company.
(2)	The amount shown reflects compensation under an at will employment agreement with the Company.
(3)	The amount shown reflects compensation under a consulting agreement with the Company.

No Named Executive Officer received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings for the periods presented.

Employment and Consulting Agreements

All of our named executives are at-will employees or consultants. In 2016, the Company entered into an at-will employment agreement with Mr. Ajjarapu, with an annual salary of $165,000 and a possible $50,000 performance bonus, and an at-will employment agreement with Mr. Patel with an annual salary of $125,000 and a possible $50,000 performance bonus. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries through June 30, 2017, a period of six months. Mr. Ajjarapu entered into an amendment in June 2017 to resume payment of the annual salary. Mr. Patel resumed his salary on July 1, 2017. In January 2018, Mr. Ajjarapu’s and Mr. Patel’s salaries were amended to $200,000 and $150,000 per annum, respectively. The Company has an hourly rate consulting arrangement with Mr. Doss. The Company has also entered into indemnification agreements with its officers and directors. The annual bonus payable to each of Mr. Ajjarapu and Mr. Patel is based upon each executive’s performance and the Company’s attainment of objectives established by the Board of Directors or Compensation Committee of the Board. With respect to any subjective milestones, the determination of whether executive has attained the mutually agreed upon milestones for the bonus shall be reasonably determined by the Board or the Compensation Committee.

On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Gary Augusta, who was appointed to the Board of Directors of the Company on October 9, 2019. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share, of which warrants to purchase 150,000 shares vest on April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

Compensation of the Board of Directors

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2018 and 2017. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

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Name	Fees Earned or paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation	Total
2017
Donald Fell	$15,000	-	$50,000	-	$65,000
Michael Peterson	$15,000	-	113,883	-	$128,883

2018
Donald Fell	$20,000	-	$25,000	-	$45,000
Michael Peterson	$20,000	-	$25,000	-	$45,000

(1)	In April 2017, the Company granted Mr. Fell options to purchase 76,923 shares of common stock, vesting over one year and exercisable at $0.65 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 76,923 shares of common stock, vesting over one year and exercisable at $.65 per share.

In April 2017, the Company granted Mr. Peterson options to purchase 100,000 shares of common stock, vesting over four years and exercisable at $0.65 per share.

In April 2018, the Company granted Mr. Fell options to purchase 50,000 shares of common stock, vesting over four years and exercisable at $0.50 per share.

In April 2018, the Company granted Mr. Peterson options to purchase 50,000 shares of common stock, vesting over four years and exercisable at $0.50 per share.

Non-employee directors are paid $5,000 per quarter for Board responsibilities. The Company has also entered into an indemnification agreement with Messrs. Fell and Peterson.

Outstanding Option Equity Awards at 2018 Fiscal Year End

The following table sets forth information as of December 31, 2018 concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Howard A. Doss, Chief Financial Officer	1/20/2014	300,000	—		—	1.00	1/1/2024
	4/1/2016	8,250	6,750	(1)	—	1.02	4/1/2026
	4/1/2018	7,031	30,469	(2)	—	0.50	4/1/2028

(1)	Vesting is 6.25% of the total number of shares each quarter of the vesting commencement date of July 1, 2016.
(2)	Vesting is 6.25% of the total number of shares each quarter of the vesting commencement date of July 1, 2018.

There were no stock awards outstanding at year end.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,612,987	$0.47	267,154
Equity compensation plans not approved by security holders	-	-	-
Total	4,612,987	$1.10	267,154

The equity compensation plans approved by the Company’s security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of Trxade Group, Inc., Delaware corporation, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to Trxade Group, Inc., a Delaware corporation. The above listed equity compensation plans were adopted as of December 31, 2018 with the approval of security holders.

2014 Equity Incentive Plan

The following discussion summarizes the material terms of the 2014 Stock Plan. A description of the 2014 Stock Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the full text of the 2014 Stock Plan, as filed and incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 of Trxade Group, Inc., File No. 000-55218, filed on June 6, 2014, is below.

Administration. The 2014 Stock Plan is administered by the Company’s Board of Directors and the Compensation Committee of the Board.

Term. The 2014 Stock Plan shall continue in effect for a period of 10 years. In general, the term of each option granted shall be no more than ten 10 years from the date of grant, though in certain instances such term may be shorter.

Eligibility. Employees and service providers of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2014 Stock Plan. Awards under the 2014 Stock Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Eligibility for any particular award is determined by the Administrator (as defined in the 2014 Stock Plan) and, in the case of certain awards such as incentive stock options, eligibility for receipt of such awards may be limited by the Internal Revenue Code.

Plan Limit. The Company has reserved 2,000,000 Common Shares for issuance under the 2014 Stock Plan. The 2014 Stock Plan had 802,154 remaining shares reserved for issuance as of March 2, 2018.

The above limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2014 Stock Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2014 Stock Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant or may not be less than 110% of the fair market value of the shares on the date of grant for employees representing more than 10% of the voting power of all of the classes of stock of the Company. The Board may amend, alter, suspend or terminate the plan. The Company must obtain stockholder approval of any amendment of the 2014 Stock Plan to the extent necessary and desirable to comply with applicable law.

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Company’s 2019 Equity Incentive Plan

On October 9, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan (the “Plan”). The grant of incentive stock options under the Plan is subject to stockholder approval of the Plan within 12 months of the date adopted by the Board of Directors.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The following is a summary of the material features of the Plan:

Eligibility

The Plan will provide an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the Plan. No awards can be issued to any person in consideration for services rendered where such services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities.

No incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Administration of Plan

The Plan shall be administered by the Board of Directors of the Company and/or the Company’s Compensation Committee (if one is formed). The Board of Directors (or the Compensation Committee) shall have the exclusive right to interpret and construe the Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the Plan.

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Stock Subject to the Plan

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is six million 6,000,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

If shares of common stock subject to an option or performance award granted under the Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the Plan. If shares of restricted stock awarded under the Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall not again be available under the Plan. Similarly, any shares cancelled in cashless exercises are not available for reissuance under the Plan.

Term of Awards

The Board of Directors, in its sole discretion, shall determine the exercise price of any Options granted under the Plan which exercise price shall be set forth in the agreement evidencing the Option, provided however that at no time shall the exercise price be less than $0.00001 par value per share of the Company’s common stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Who is eligible to participate in the Plan?” above), may not be less than 110% of such fair market value. The exercise price of non-statutory options also may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board of Directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

Options and other awards granted under the Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board of Directors or the Compensation Committee. Our Board of Directors and the Compensation Committee has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board of Directors or the Compensation Committee. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The expiration date of Options and other awards granted under the Plan will be determined by our Board of Directors or the Compensation Committee. The maximum term of options and performance shares under the Plan is ten years, except that in certain cases the maximum term is five years.

Equitable Adjustments to Awards

Upon the occurrence of:

(i)	the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)	the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)	in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

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and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options shall become immediately exercisable in full, subject to any appropriate adjustments, and shall remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

Termination of Employment

The incentive stock options shall lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the Plan, or within such period following a termination of service as shall have been determined by the Board of Directors and set forth in the related award agreement; provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a termination of service. Non-incentive stock options are governed by the related award agreements.

Adjustments for Withholding

To the extent provided by the terms of an option or other award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of our Board of Directors or Compensation Committee, by authorizing our Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and our Company with respect to participation in the Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

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Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our company, may cause this limitation to be exceeded in any particular year.

Modification of Awards After Grant

Yes. The Board of Directors (or Compensation Committee) may reprice any Stock Option without the approval of the stockholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of a Stock Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling a Stock Option at a time when its exercise price exceeds the fair market value of the underlying common stock, in exchange for another Stock Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by exchange or market on which the Company’s common stock then trades or is quoted. In addition to, and without limiting the above, the Board of Directors (or Compensation Committee) may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the participant of a new Stock Option for the same or a different number of shares of common stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such option period and on such other terms and conditions as are specified by the Board of Directors (or Compensation Committee) at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be cancelled and the shares of common stock previously subject to them shall be available for the grant of other Stock Options.

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Modification of Plan

The Board of Directors may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Board of Directors’ judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a stock award as provided in Article XI of the Plan, and/or terminate or suspend the Plan as provided in Article XI thereof. Our Board of Directors may also amend the Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our Board of Directors may submit any other amendment to the Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2017, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2017 and 2018, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons.

All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries for a period of six months. The Company has also entered into indemnification agreements with its officers and directors. In January 2018, Mr. Ajjarapu’s and Mr. Patel’s executive salary agreements were amended to provide salary from $165,000 and $125,000, to $200,000 and $150,000, per year, respectively.

The Company’s founders, Mr. Ajjarapu (through Sansur Associates, a company that he controls) and Mr. Patel, have periodically loaned funds on a short-term interest free basis to cover the Company’s operating expenses. In November 2016, Mr. Patel loaned the Company $10,000. In June 2017, the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively. The note due to Mr. Patel is $122,552, which includes $17,280 due from a previously existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company. As of December 31, 2018, $222,552 was outstanding on these loans. The notes are due July 1, 2020 and each bear an interest rate of 6% per annum, payable annually. The $222,552 of outstanding loans were paid in full on October 8, 2019.

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Further, the Company owed $150,000 under a related party note that was renewed for a six-month extension at the same interest rate of 10% in September 2017, which was due February 2018. Both of these notes were entered into with Nitil Patel, the brother of Prashant Patel, the Director and President of the Company. In February 2018, $50,000 of the $150,000 of principal was paid. The remaining $100,000 was extended to July 2018 as the same interest rate of 10%. On September 30, 2019 the note was converted to 200,000 shares of common stock at $0.50.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, a non-executive officer of the Company and noteholder, accruing interest at simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021. The $75,000 note was converted into 150,000 shares of common stock at $0.50 on September 30, 2019.

As of June 30, 2019, $40,000 in convertible promissory notes were due to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the note, which is August 8, 2019. Prior to maturity the note may be converted for common stock at a conversion price of $1.50. The note was paid in August 2019.

As of June 30, 2019, $100,000 in convertible promissory notes were due to Mr. Nitil Patel, the brother of Mr. Prashant Patel, our director and President. Simple interest of 10% is payable at the maturity date of the notes, which is July 7, 2019. Prior to maturity, the notes may be converted for common stock at a conversion price of $0.62. In July 2019, the note was extended to October 15, 2019. On September 27, 2019, this note was amended and converted into 200,000 shares of common stock at $0.50.

During the year ended December 31, 2018 and for the six months ended June 30, 2019, there have been no other related party transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last completed fiscal years and in which any related person had or will have a direct or indirect material interest.

On January 17, 2019, the Company, through its wholly-owned subsidiary, Alliance Pharma Solutions, LLC, a Delaware limited liability company entered into a joint venture with PanOptic Health, LLC, a Delaware limited liability company (“PanOptic”), to create a new entity, SyncHealth MSO, LLC (the “Joint Venture”). Under the terms of the Shareholders’ Agreement included in the Joint Venture, PanOptic has agreed to vote all of its shares of stock of the Company for Suren Ajjarapu and Prashant Patel (current directors) and the two or three independent designee directors, as determined by the founder Directors (Mr. Ajjarapu and Mr. Patel). By January 2020, a maximum total of 14,776,638 shares of common stock of the Company may be issued to PanOptic, subject to PanOptic and SyncHealth meeting all of the revenue covenants, in connection with the Joint Venture, and these shares would be subject to the Shareholders Agreement. For further information on the Shareholders Agreement, please review Exhibit 10.4 to the Current Report on Form 8-K filed January 22, 2019, and other documents referenced therein. To date, we have not realized any income from the technology and presently we are in discussions to dissolve this relationship.

On February 6, 2019, the Company entered into an Indemnification Agreement with Board Members Suren Ajjarapu and Prashant Patel in connection with a personal guarantee they had both given for a Credit Agreement of approximately $1,000,000 with the Company and an outside lender.

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On August 28, 2019, the Company entered into a Consulting and Representation Agreement with Flacane Advisors Inc. (“Flacane”), which entity is controlled by Gary Augusta, who was appointed to the Board of Directors of the Company on October 9, 2019. The agreement provides for Flacane to provide business consulting and advisory services to the Company. The agreement remains in effect until March 31, 2020 and automatically renews for an additional year, to March 31, 2021, unless otherwise renegotiated by the parties on such date. The agreement may be terminated by either party with 90 days prior notice during the term. As consideration under the agreement, the Company granted Flacane warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.01 per share, of which warrants to purchase 150,000 shares vest on April 1, 2020 and warrants to purchase 150,000 shares vest on April 1, 2021, subject to Flacane’s continued service to the Company. Flacane is also eligible to receive bonuses under the agreement from time to time in the discretion of the Chief Executive Officer of the Company and the Board of Directors.

In August 2019, Mr. Augusta, through Bedford Falls Capital LLC, an entity which he controls, purchased 500,000 shares of common stock of the Company in the Company’s private placement offering, for $250,000, or $0.50 per share.

In September 2019, Mr. Augusta, through Bedford Falls Capital LLC, an entity which he controls, purchased 500,000 shares of common stock of the Company in the Company’s private placement offering, for $250,000, or $0.50 per share.

On September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes, including $100,000 owed to Mr. Nitil Patel, the brother of Mr. Prashant Patel, our director and President, $75,000 owed to Nikul Panchal, a non-executive officer of the Company and noteholder, into 350,000 shares of common stock of the Company at $0.50 per share under the terms of the Securities Purchase Agreement referenced above.

On October 8, 2019, $122,552 and $100,000 in promissory notes due to Mr. Prashant Patel and Mr. Suren Ajjarapu, respectively, were paid in full. The notes were due July 1, 2020.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the board and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Directors, Executive Officers And Corporate Governance” - “Code of Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

Director Independence

Our common stock is traded on the OTCQB under the symbol “TRXD”. The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on our company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an officer or employee of the Company or the Company’s subsidiaries or any other individual having a relationship, which in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors. We have determined that three of our five directors, Mr. Fell, Mr. Augusta, and Mr. Peterson, are deemed “independent”.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 3840 Land O’ Lakes Boulevard, Land O’Lakes, Florida, 34639 or by email at info@trxade.com.

We do not incorporate information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Three and Six Months Ended June 30, 2019 and 2018

Audited Financial Statements for the Years Ended December 31, 2018 and 2017

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Trxade Group, Inc.

Consolidated Balance Sheets

June 30, 2019 and December 31, 2018

(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current Assets
Cash	$540,034	$869,557
Accounts Receivable, net	713,479	433,627
Inventory	546,816	79,966
Prepaid Assets	151,941	82,927
Total Current Assets	1,952,270	1,466,077

Property Plant and Equipment, Net	12,506	15,006

Other Assets
Deposits	21,636	20,531
Equity method investment	162,178	-
Right of use leased assets	803,502	-
Goodwill	725,973	725,973

Total Assets	$3,678,065	$2,227,587

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts Payable	$763,143	$400,544
Accrued Liabilities	101,188	138,323
Current Portion Lease Liabilities	80,832	-
Short Term Convertible Notes Payable	-	181,500
Short Term Convertible Notes Payable – Related Parties	140,000	140,000
Total Current Liabilities	1,085,163	860,367

Long Term Liabilities
Notes Payable – Related Parties	522,552	522,552
Other Long-term Liabilities – Leases	730,333	-
Total Liabilities	2,338,048	1,382,919

Shareholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018, respectfully	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 33,726,489 and 33,285,827 shares issued and outstanding, as of June 30, 2019 and December 31, 2018, respectively	337	332
Additional Paid-in Capital	9,267,545	8,955,411
Retained Deficit	(7,927,865)	(8,111,075)
Total Shareholders’ Equity	1,340,017	844,668

Total Liabilities and Shareholders’ Equity	$3,678,065	$2,227,587

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-1

Trxade Group, Inc.
Consolidated Statements of Operations
Three and Six Months Ended June 30, 2019 and 2018

(unaudited)

	Three months ended		Six months ended
	2019	2018	2019	2018

Revenues	$1,916,414	$837,688	$3,428,935	$1,690,611

Cost of Sales	753,138	-	1,118,977	-
Gross Profit	1,163,276	837,688	2,309,958	1,690,611

Operating Expenses
General and Administrative	1,030,571	806,242	2,005,494	1,560,437

Operating Income	132,705	31,446	304,464	130,174

Share in Equity Losses in Investment	(58,850)	-	(87,822)	-
Interest Expense	(15,874)	(10,933)	(33,432)	(27,392)
Net Income	$57,981	$20,513	$183,210	$102,782

Net Income per Common Share – Basic:	$0.00	$0.00	$0.01	$0.00

Net Income per Common Share – Diluted:	$0.00	$0.00	$0.01	$0.00

Weighted average Common Shares Outstanding Basic	33,726,489	31,985,827	33,546,329	31,985,827

Weighted average Common Shares Outstanding Diluted	36,353,751	34,479,406	36,353,751	34,472,811

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-2

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

Three and Six Months Ended June 30, 2019 and 2018

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668
Common Stock issued for convertible debt and accrued interest	-	-	423,996	4	211,979	-	211,983
Warrants exercised	-	-	16,666	1	165	-	166
Options Expense	-	-	-	-	35,979	-	35,979
Net Income	-	-	-	-	-	125,229	125,229
Balance at March 31, 2019	-	-	33,726,489	337	9,203,534	(7,985,846)	1,218,025

Options Expense	-	-	-	-	64,011	-	64,011
Net Income	-	-	-	-	-	57,981	57,981
Balance at June 30, 2019	-	$-	33,726,489	$337	$9,267,545	$(7,927,865)	$1,340,017

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)

Options Expense	-	-	-	-	37,456	-	37,456
Net Income	-	-	-	-	-	82,269	82,269
Balance at March 31, 2018	-	-	31,985,827	320	7,845,316	(8,037,844)	(192,208)

Options Expense	-	-	-	-	50,616	-	50,616
Net Income	-	-	-	-	-	20,513	20,513
Balance at June 30, 2018	-	-	31,985,827	$320	$7,895,932	$(8,017,331)	$(121,079)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-3

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Six-months ended June 30, 2019 and 2018

(unaudited)

	2019	2018
Operating Activities:
Net Income	$183,210	$102,782

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation Expense	2,500	-
Options expense	99,990	88,072
Share in Equity Losses in Investment	87,822	-
Amortization of right to use asset	43,939	-
Amortization of Debt Discount	-	152
Changes in operating assets and liabilities:
Accounts Receivable	(279,852)	(5,875)
Prepaid Assets and other Current Assets	(70,119)	(64,831)
Inventory	(466,850)	-
Lease Liability	(36,276)	-
Accounts Payable	362,599	22,671
Accrued Liabilities and Other Liabilities	(6,652)	3,485
Net Cash provided by (used in) operating activities	(79,689)	146,456

Investing Activities:
Purchase of equity method investment	(250,000)	-
Net cash Used in Investing activities	(250,000)	-

Financing Activities:
Repayments of Short-Term Convertible Debt – Related Parties	-	(111,725)
Repayments of Short-Term Promissory Notes	-	(10,739)
Proceeds from exercise of Warrants	166	-
Net Cash provided by (used in) financing activities	166	(122,464)

Net increase (decrease) in Cash	(329,523)	23,992
Cash at Beginning of the Year	869,557	183,914
Cash at June 30, 2019 and 2018	$540,034	$207,906

Supplemental Cash Flow Information
Cash Paid for Interest	$2,997	$27,392
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Common Stock Issued for Conversion of Note and Accrued Interest	$211,983	$-
ROU assets and operating lease obligations recognized	$847,441	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-4

Trxade Group, Inc.

Notes To Unaudited Consolidated Financial Statements
For the six-months ended June 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, and the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired in October 2018.

Trxade, Inc. operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Alliance Pharma Solutions, LLC has developed same day Pharma delivery software – Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization during January 2019.

Basis of Presentation - The accompanying unaudited interim consolidated financial statements of Trxade Group, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form 10K.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2018 as reported in the Company’s Annual Report on Form 10K have been omitted.

Equity Investments – If the investments are less than 50% owned and more than 20% owned the entities use the equity method of accounting in accordance with ASC 323-10 – Investments – Equity Method and Joint Ventures.

The share of income (loss) of such entities is recorded as a single amount as share in equity income (loss) of investments. Dividends, if any, are recorded as a reduction of the investment.

Income Per Common Share – Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive effect of the Company’s options and warrants is computed using the treasury stock method while the dilutive effect of our convertible notes is computed using the if-converted method.

F-5

The following table sets forth the computation of basic and diluted Income per Share:

	For three months ended June 30,		For six months ended June 30,
	2019	2018	2019	2018
Numerator:
Net Income	$57,981	$20,513	$183,210	$102,782

Numerator for basic and diluted EPS - income available to common Shareholders	57,981	$20,513	183,210	$102,782

Denominator:
Denominator for basic EPS – Weighted average shares	33,726,489	31,985,827	33,546,329	31,985,827
Dilutive Effect of Warrants, Options and Convertible Debt	2,627,262	2,493,579	2,807,422	2,486,984
Denominator for diluted EPS – adjusted Weighted average shares and assumed Conversions	36,353,751	34,479,406	36,353,751	34,472,811
Basic and Diluted income per common share	$0.00	$0.00	$0.01	$0.00

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

Effective January 1, 2019, the Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) using the required modified retrospective approach. The most significant changes under the new guidance include clarification of the definition of a lease, and the requirements for lessees to recognize a Right of Use (“ROU”) asset and a lease liability for all qualifying leases with terms longer than twelve months in the consolidated balance sheet. In addition, under Topic 842, additional disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. See Footnote #7 below for more detail on the Company’s accounting with respect to leases.

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-7”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to a conversion price of $0.50 and the principal and accrued interest total of $211,983 were then converted to 423,966 common shares.

As of June 30, 2019 and December 31, 2018, short-tern convertible notes payable has a balance of $0 and $181,500 respectively, net of $0 unamortized debt discount.

Related Party Convertible Promissory Notes

As of June 30, 2019, $40,000 in convertible promissory notes were due to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the note, which is August 8, 2019. Prior to maturity the note may be converted for common stock at a conversion price of $1.50.

F-6

As of June 30, 2019, $100,000 in convertible promissory notes were due to Mr. Nitil Patel, the brother of Mr. Prashant Patel. Simple interest of 10% is payable at the maturity date of the notes, which is July 7, 2019. Prior to maturity the notes may be converted for common stock at a conversion price of $0.62. In July 2019, the note was extended to October 15, 2019.

NOTE 3 – LONG TERM DEBT – RELATED PARTIES

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest at simple interest of 10%, interest payable annually, and principal payable at maturity in October 2021.

As of June 30, 2019, $122,552 and $100,000 in promissory notes was due to Mr. Prashant Patel and Mr. Suren Ajjarapu, respectively. The notes are due July 1, 2020 and each bear an interest rate of 6%.

NOTE 4 – SHAREHOLDERS’ EQUITY

In February 2019, convertible promissory notes issued in 2015 for $181,500 were amended to a conversion price of $0.50 and the principal and accrued interest total of $211,983 were then converted to 423,966 common shares.

In February 2019, 16,666 of warrants issued in 2014 at $0.01 per share were exercised for 16,666 of common shares. $166 was received in cash.

In April and May 2019, 505,000 options were granted with exercise prices ranging from $0.41 to $0.44 and a term of 10 years from the grant date. The options vest over a period ranging from four to five years.

NOTE 5 - WARRANTS

For the six-month period ended June 30, 2019, 16,666 warrants were exercised, See NOTE 4 – SHAREHOLDERS’ EQUITY, none were granted or forfeited.

The Company’s outstanding and exercisable warrants as of June 30, 2019 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385
Warrants granted	-	$-	-	-
Warrants forfeited	-	-	-	-
Warrants exercised	(16,666)	$0.01	-	-

Warrants Outstanding as of June 30, 2019	2,863,475	$0.08	3.08	$1,448,356

NOTE 6 – OPTIONS

The Company maintains a stock option plan under which certain employees are awarded option grants based on a combination of performance and tenure. The stock option plan provides for the grant of up to 2,000,000 shares. All options may be exercised for a period up to four 1/2 years following the grant date, after which they expire. Options are vested up to 5 years from the grant date.

For the six-month period ended June 30, 2019, 505,000 options were issued, none were forfeited or expired due to employee resignation.

F-7

The Company uses the Black-Sholes option pricing model to estimate the fair value of stock-based awards on the date of the grant. The following table summarizes the assumptions used to estimate the fair value of the stock options granted during the quarter ended June 30, 2019.

2019
Expected dividend yield	0%
Weighted-average expected volatility	209-250%
Weighted-average risk-free interest rate	2.08-2.55%
Expected life of options	5-7 years

Total compensation cost related to stock options was $99,990 and $88,072 for the six-months ended June 30, 2019 and 2018 respectively.

The following table represents stock option activity for the six-month period ended June 30, 2019:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91
Options granted	505,000	$0.43	9.86	-
Options forfeited	-	-	-	-
Options expired	-	-	-	-

Options Outstanding as of June 30, 2019	2,237,846	$0.73	7.27	$88,350
Options Exercisable as of June 30, 2019	1,239,384	$0.91	5.77	$8,809

NOTE 7 – LEASES

The Company elected the practical expedient under ASU 2018-11 “Leases: Targeted Improvements” which allows the Company to apply the transition provision for Topic 842 at the Company’s adoption date instead of at the earliest comparative period presented in the financial statements. Therefore, the Company recognized and measured leases existing at January 1, 2019 but without retrospective application. In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. No impact was recorded to the beginning retained earnings for Topic 842. The Company has two operating leases for corporate offices. The following table outlines the details:

	Lease 1	Lease 2
Initial Lease Term	December 2017 to December 2021	November 2018 to November 2023
Renewal Term	January 2021 to December 2024	November 2023 to November 2028
Initial Recognition of Right to use assets at January 1, 2019	$534,140	$313,301
Incremental Borrowing Rate	10%	10%

F-8

The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the operating lease liabilities recorded in the Consolidated Balance Sheet as of June 30, 2019

Amounts due within twelve months of June 30
2019	$158,366
2020	163,102
2021	167,984
2022	173,038
2023	178,237
Thereafter	305,012
Total minimum lease payments	1,145,739
Less: effect of discounting	(334,574)
Present value of future minimum lease payments	811,165
Less: current obligations under leases	80,832
Long-term lease obligations	$730,333

For the three-months and six-months ended June 30, 2019 amortization of assets were $22,195 and $43,939, respectively.

For the three-months and six-months ended June 30, 2019, amortization of liabilities were $18,363 and 36,276, respectively.

NOTE 8 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Community and Other.

Six Months Ended June 30, 2019	Trxade, Inc.	Community Specialty Pharmacy, LLC	Other	Total
Revenue	$2,182,668	$892,357	$353,910	$3,428,935
Segment Assets	$1,401,724	$224,863	$2,051,478	$3,678,065
Segment Profit/Loss	$1,166,543	$(61,628)	$(921,705)	$183,210

The Company had no reportable segments for the six months ended June 30, 2018. See NOTE 9 – BUSINESS COMBINATION

NOTE 9 – BUSINESS COMBINATION

On October 15, 2018, Trxade Group, Inc. (“Company”) entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note from the Company of $300,000 (see Note 3), and warrants to purchase 405,507 shares of the Common Stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over three (3) years.

The Company recorded the acquisition under ASC 805 “Business Combination. All of the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value of the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

F-9

The accompanying unaudited pro forma statements of operations presents the accounts of Trxade and CSP for the six- months ended June 30, 2018, assuming the acquisition occurred on January 1, 2018.

2018 Summary Statement of Operations	Trxade	CSP	Combined

Revenue	$1,690,611	$1,323,117	$3,013,723

Net Income	$102,782	$64,800	$167,582

Net Income per common share – basic	$0.00		$0.01

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	31,985,827		31,985,827

Weighted average common shares - diluted	34,472,811		34,472,811

The accompanying unaudited pro forma statements of operations presents the accounts of Trxade and CSP for the three- months ended June 30, 2018, assuming the acquisition occurred on January 1, 2018.

2018 Summary Statement of Operations	Trxade	CSP	Combined

Revenue	$837,688	$677,900	$1,515,588

Net Income (Loss)	$20,513	$(12,185)	$8,328

Net Income per common share – basic	$0.00		$0.00

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	31,985,827		31,985,827

Weighted average common shares - diluted	34,479,406		34,479,406

NOTE 10 – EQUITY METHOD INVESTMENT

In January 2019, Trxade Group, Inc. through its wholly-owned subsidiary Alliance Pharma Solution, LLC (Alliance) entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). SyncHealth is owned by PanOptic Health, LLC (PanOptic) and Alliance. Alliance contributed $250,000 for the acquisition of a 49% equity interest in SyncHealth and the option to acquire the remaining ownership from PanOptic shareholders. Prior to March 31, 2019, $210,000 was paid with the remaining $40,000 paid in April 2019. Pursuant to the operating agreement, PanOptic owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of SyncHealth’s membership units on May 1, 2019, an additional 6% on August 1, 2019 and an additional 7% on November 1, 2019 and at Alliance’s option, the 51% balance on January 31, 2020, upon transfer of Trxade Group, Inc. stock between 2,273,329 and 14,776,638 based on 2019 Gross Revenue Quotas.

For the three-months and six-months ended June 30, 2019, the Company recorded its equity share in the losses of SyncHealth amounting to $58,850 and $87,822, respectively.

NOTE 11 – SUBSEQUENT EVENTS

On July 10, 2019, the Company entered into a Securities Purchase Agreement with a certain accredited investor with respect to the private placement of 2,000,000 share of its common stock at a purchase price of $0.50 per share, for gross proceeds of $1,000,000.

On August 28, 2019, the Company entered into a Consulting Agreement which included the grant of warrants to purchase 300,000 shares of Company stock at an exercise price of $0.01 per share. 150,000 of the warrants are exercisable on April 1, 2020 and 150,000 are exercisable on April 1, 2021. The warrants have a term of 5 years.

On September 30, 2019, the Company entered into a Securities Purchase Agreement with certain accredited investors with respect to the private placement of 2,910,000 shares of its common stock at a purchase price of $0.50 per share, for gross proceeds of $1,455,000.

On September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes (“Promissory Notes”) into 350,000 shares common stock of the Company at $0.50 per share under the terms of the Securities Purchase Agreement referenced above.

On October 8, 2019, $122,552 and $100,000 in promissory notes due to Mr. Prashant Patel and Mr. Suren Ajjarapu, respectively, were paid in full. The notes were due July 1, 2020.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Trxade Group, Inc.

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 95662

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trxade Group, Inc., and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2013.

Houston, Texas

March 22, 2019

F-11

Trxade Group, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash	$869,557	$183,914
Accounts Receivable, net	433,627	319,467
Inventory	79,966	-
Prepaid Assets	82,927	102,095
Other Assets	-	2,000
Total Current Assets	1,466,077	607,476

Property Plant and Equipment, Net	15,006	-

Other Assets
Deposits	20,531	10,000
Goodwill	725,973	-

Total Assets	$2,227,587	$617,476

Liabilities and Shareholders’ Equity (Deficit)

Current Liabilities
Accounts Payable	$400,544	$106,084
Accrued Liabilities	138,323	156,961
Short Term Notes Payable net of $0 and $152 discount	-	10,587
Short Term Convertible Notes Payable	181,500	-
Short term Convertible Notes Payable – Related Parties	140,000	251,725
Total Current Liabilities	860,367	525,357

Long Term Liabilities
Convertible Notes Payable	-	181,500
Notes Payable – Related Parties	522,552	222,552
Total Liabilities	1,382,919	929,409

Shareholders’ Equity (Deficit)
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 33,285,827 and 31,985,827 shares issued and outstanding as of December 31, 2018 and 2017, respectively	332	320
Additional Paid-in Capital	8,955,411	7,807,860
Retained Deficit	(8,111,075)	(8,120,113)
Total Shareholders’ Equity (Deficit)	844,668	(311,933)

Total Liabilities and Shareholders’ Equity (Deficit)	$2,227,587	$617,476

The accompanying notes are an integral part of the consolidated financial statements.

F-12

Trxade Group, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2018 and 2017

	2018	2017
Revenues, net	$3,831,778	$2,931,280
Cost of Sales	449,049	-
Gross Profit	3,382,729	2,931,280

Operating Expenses
General and Administrative	3,470,345	2,536,185

Operating Income (Loss)	(87,616)	395,095

Other Income	161,639	67,500
Loss on Extinguishment of Debt	(7,444)	(16,556)
Interest Expense	(57,541)	(157,056)
Net Income	$9,038	$288,983

Net Income per Common Share – Basic:	$0.00	$0.01

Net Income per Common Share – Diluted:	$0.00	$0.01

Weighted average Common Shares Outstanding Basic	32,260,622	31,955,416

Weighted average Common Shares Outstanding Diluted	34,958,502	34,086,251

The accompanying notes are an integral part of the consolidated financial statements.

F-13

Trxade Group, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2016	-	$-	31,660,827	$316	$7,260,723	$(8,409,096)	$(1,148,057)
Common Stock Issued for Cash	-	-	250,000	3	249,997	-	250,000
Common Stock Issued for Services	-	-	50,000	1	12,499	-	12,500
Warrants Issued for debt Amendment	-	-	-	-	16,556	-	16,556
Warrants Exercised	-	-	25,000	-	250	-	250
Options Expense	-	-	-	-	267,835	-	267,835
Net Income	-	-	-	-	-	288,983	288,983
December 31, 2017	-	$-	31,985,827	$320	$7,807,860	$(8,120,113)	$(311,933)
Common Stock Issued for Cash	-	-	1,300,000	12	799,988	-	800,000
Warrants Issued for debt Amendment	-	-	-	-	7,444	-	7,444
Warrants for Acquisition of Community Specialty Pharmacy, LLC	-	-	-	-	170,291	-	170,291
Options Expense	-	-	-	-	169,828	-	169,828
Net Income	-	-	-	-	-	9,038	9,038
December 31, 2018	-	$-	33,285,827	$332	$8,955,411	$(8,111,075)	$844,668

The accompanying notes are an integral part of the consolidated financial statements.

F-14

Trxade Group, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2018 and 2017

	2018	2017
Operating Activities:
Net Income	$9,038	$288,983

Adjustments to reconcile net income to net cash provided by operating activities:
Stock Issued for Services	-	12,500
Options expense	169,828	267,835
Bad Debt Expense	2,271	-
Loss on debt extinguishment	7,444	16,556
Amortization of Debt Discount	152	88,647
Changes in operating assets and liabilities:
Accounts Receivable	(1,532)	(20,354)
Prepaid Assets and Other Assets	13,637	(90,763)
Inventory	(3,810)	-
Accounts Payable	95,149	(98,213)
Accrued Liabilities and Other Liabilities	(18,791)	(293,521)
Net Cash provided by operating activities	273,386	171,670

Investing Activities:
Purchase of Fixed Assets	(15,006)	-
Cash paid for acquisition of Community Specialty Pharmacy, LLC, net of cash received	(250,273)	-
Net Cash Used in Investing Activities	(265,279)	-

Financing Activities:
Repayments of Promissory Note – Third Parties	(10,739)	(432,685)
Repayments of Short-Term Debt – Related Parties	(111,725)	-
Proceeds from Convertible Note – Related Parties	-	180,000
Proceeds from exercise of Warrants	-	250
Proceeds from Issuance of Common Stock	800,000	250,000
Net Cash provided by financing activities	677,536	(2,435)

Net increase in Cash	685,643	169,235
Cash at Beginning of the Year	183,914	14,679
Cash at End of the Year	$869,557	$183,914

Supplemental Cash Flow Information
Cash Paid for Interest	$36,970	$71,210
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Related party note payable and warrants issued for acquisition of Community Specialty Pharmacy, LLC	$470,921	$-
Reclass from accrued interest to short term convertible notes	$-	$16,500
Arrangement to move related party Accounts Payable to Notes Payable	$-	$32,552

The accompanying notes are an integral part of the consolidated financial statements.

F-15

Trxade Group, Inc.

Notes to Consolidated Financial Statements

For the years ended December 31, 2018 and 2017

NOTE 1 – ORGANIZATION

Trxade Group, Inc. (“we”, “our”, “Trxade”, and the “Company”) owns 100% of Trxade, Inc., Integra Pharma Solutions, LLC, Community Specialty Pharmacy, LLC and Alliance Pharma Solutions, LLC. The merger of Trxade, Inc. and Trxade Group, Inc. occurred in May 2013. Community Specialty Pharmacy was acquired October 2018.

Trxade, Inc. operates a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products.

Community Specialty Pharmacy, LLC is an accredited independent retail pharmacy with a focus on specialty medications. The company operates with innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Alliance Pharma Solutions, LLC has developed same day Pharma delivery software – Delivmeds.com and invested in SyncHealth MSO, LLC a managed services organization in January 2019. (See Note 13).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Basis of Presentation – Historically, operations have been funded primarily through the sale of equity or debt securities and operating activities. In 2018, the Company renewed outstanding debt (See Note 3 and 4), raised capital (See Note 5) and had positive operating cash flow from operations. The Company has the ability to maintain the current level of spending or reduce expenditures to maintain operations if funding is not available.

Use of Estimates – In preparing these financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassification – Certain prior year amounts have been reclassified to conform to the current year presentation.

Principle of Consolidation – The Company’s consolidated financial statements include the accounts of Trxade Group, Inc., Trxade, Inc., Integra Pharma Solutions, Inc., Alliance Pharma Solutions, LLC and Community Specialty Pharmacy, LLC. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents – Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation insured amounts. All investments purchased with a maturity of three months or less are cash equivalents. Cash and cash equivalents are available on demand and are generally within of FDIC insurance limits for 2018.

F-16

Accounts Receivable – The Company’s receivables are from customers and are collected within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2018 and 2017, $2,271 of bad debt expense and $0 of recovery of bad debt was recognized, respectively.

Inventory – Inventories are stated at the lower of cost or net realizable value. Cost is determined on a weighted average basis. On a quarterly basis, we analyze our inventory levels and no reserve is maintained as obsolete or expired inventories are written off. There is no reserve for inventory obsolescence during the periods presented.

Beneficial Conversion Features – The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Derivative financial instruments – The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, assuming maximum value, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value of Financial Instruments – The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

F-17

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company does not have any assets or liabilities that are required to be measured and recorded at fair value on a recurring basis.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term debt approximate fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Goodwill – The Company accounts for goodwill and intangible assets in accordance with ASC 350 “Intangibles Goodwill and Other”. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. The Company performed impairment analysis using the qualitative analysis under ASC 350-20 and noted no impairment issues for 2018.

Revenue Recognition – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted ASU 2014-09 using the modified retrospective approach effective January 1, 2018, under which prior periods were not retrospectively adjusted. The adoption of Topic 606 does not have a material impact to our consolidated financial statements, including the presentation of revenues in our Consolidated Statements of Operations.

Trxade, Inc. provides an online website service, a buying and selling marketplace for licensed Pharmaceutical Wholesalers to sell products and services to licensed Pharmacies. The Company charges Suppliers a transaction fee, a percentage of the purchase price of the Prescription Drugs and other products sold through its website service. The fulfillment of confirmed orders, including delivery and shipment of Prescription Drugs and other products, is the responsibility of the Supplier and not of the Company. The Company holds no inventory and assumes no responsibility for the shipment or delivery of any products or services from our website. The Company considers itself an agent for this revenue stream and as such, reports revenue as net. Step One: Identify the contract with the customer – Trxade, Inc.’s Terms and Use Agreement is acknowledged between the Wholesaler and Trxade, Inc. which outlines the terms and conditions. The collection is probable based on the credit evaluation of the Wholesaler. Step Two: Identify the performance obligations in the contract – The Company provides to the Supplier access to the online website, uploading of catalogs of products and Dashboard access to review status of inventory posted and processed orders. The Agreement requires the supplier to provide a catalog of pharmaceuticals for posting on the platform, deliver the pharmaceuticals and upon shipment remit the stated platform fee. Step Three: Determine the transaction price – The Fee Agreement outlines the fee based on the type of product, generic, brand or non-drug. There are no discounts for volume of transactions or early payment of invoices. Step Four: Allocate the transaction price – The Fee Agreement outlines the fee. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized the day the order has been processed by the Supplier.

Integra Pharma Solutions, LLC is a licensed wholesaler and sells to licensed pharmacies brand, generic and non-drug products. The Company takes orders for product and creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the customer – The Company requires that an application and a credit card for payment is completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the customer and an invoice for the product is sent by the Company. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation - The Revenue is recognized when the Customer receives the product.

F-18

Community Specialty Pharmacy, LLC is in the retail pharmacy business. The Company fills prescriptions for drugs written by a doctor and recognizes revenue at the time the patient confirms delivery of the prescription. Customer returns are not material. Step One: Identify the contract with the customer – The prescription is written by a doctor for a Customer and delivered to the Company. The prescription identifies the performance obligations in the contract. The Company fills the prescription and delivers to the Customer the prescription, fulfilling the contract. The collection is probable because there is confirmation that the customer has insurance for the reimbursement to the Company prior to filling of the prescription. Step Two: Identify the performance obligations in the contract – Each prescription is distinct to the Customer. Step Three: Determine the transaction price – The consideration is not variable. The transaction price is determined to be the price of the prescription at the time of delivery which considers the expected reimbursements from third party payors (e.g., pharmacy benefit managers, insurance companies and government agencies). Step Four: Allocate the transaction price – The price of the prescription invoiced represents the expected amount of reimbursement from third party payors. There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – Revenue is recognized upon the delivery of the prescription.

Cost of Goods Sold – The company recognized cost of goods sold in 2018 from activities in Integra Pharma Solutions, LLC and Community Specialty Pharmacy, LLC, which were not active in 2017.

Stock-Based Compensation – The Company accounts for stock-based compensation to non-employees in accordance with the provision of ASC 505, “Equity Based Payments to Non-Employees” (“ASC 505”), which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying instruments vest.

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Income Taxes – The Company accounts for income taxes utilizing ASC 740, “Income Taxes” (SFAS No. 109). ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Tax years from 2015 forward are open to examination by the Internal Revenue Service.

Income (loss) Per Share – Basic net income (loss) per common share is computed by dividing net loss available to Common Stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The treasury stock method and as if converted methods are used to determine the dilutive shares for our options and warrants and convertible notes, respectively.

F-19

The following table sets forth the computation of basic and diluted income per common share for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Numerator:
Net Income	$9,038	$288,983

Numerator for basic and diluted income available to common shareholders	$9,038	$288,983

Denominator:
Denominator for basic income per common share – Weighted average common shares outstanding	32,260,622	31,955,416
Dilutive effect of Common Stock Equivalents	2,697,880	2,130,835
Denominator for diluted income per common share – adjusted weighted average common shares outstanding	34,958,502	34,086,251
Basic and Diluted income per common share	$0.00	$0.01

Concentration of Credit Risks and Major Customers - Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp limits. During the years ended December 31, 2018 and 2017, sales to two customers each represent greater than 10% of revenue.

Recent Accounting Pronouncements – The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial position or results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted the provisions of this ASU at January 1, 2019.

NOTE 3 – SHORT-TERM DEBT AND RELATED PARTIES DEBT

Convertible Promissory Note

Convertible promissory notes were issued in the aggregate amount of $200,000 in April and May 2015. The term of the notes was one year. Simple interest of 10% was payable at the maturity date of the note. Prior to maturity the notes may be converted for Common Stock at a conversion price of $1.50. The holders of the notes were granted warrants at one share of Common Stock for every $4.00 of the note principal amount, which totaled a warrant to purchase 50,000 shares of Common Stock. These warrants were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The Company used the Black-Scholes pricing model to estimate the fair value of the warrants issued along with convertible notes on the date of grant. The Company accounted for the relative fair value of the warrants issued and a total debt discount $53,546 was recorded.

F-20

In April and May 2016, $50,000 of the $200,000 in convertible promissory notes (plus $5,000 in interest) was repaid. A one-year extension was executed on the remaining notes and the interest owed, totaling $15,000 became part of the adjusted principal of notes and the balance of $165,000 is due May 2017. In connection with the one-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants at one Common Stock for $4.00 of the note amount and warrants to purchase 41,250 shares of Common Stock were issued at a strike price of $1.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $37,579.

In April 2017, $165,000 in convertible promissory notes (plus $5,500 in interest) was amended. A two-year extension was executed on the remaining notes and the interest owed, totaling $16,500 became part of the adjusted principal of the notes and the balance of $181,500 is due May 2019. The conversion price was adjusted to $0.85 per share. In connection with the two-year extension of the maturity date of the outstanding notes, the holders of the notes were granted warrants to purchase 18,150 shares of Common Stock that was issued at a strike price of $0.65 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $11,512.

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable the conversion was not beneficial and a total debt discount from the issued warrants of $53,546 was recorded in 2015 and $0 as of the date of the debt modification.

During 2017, debt discount of $0 was amortized. As of December 31, 2018 and 2017, short-tern convertible note has a balance of $181,500 and $0 respectively, net of $0 unamortized debt discount.

Promissory Note

In May 2016, a promissory note that was issued in May 2015 was renewed in the face amount of $250,000 and the term was extended an additional year. The note has an original issuance discount of $45,000 and this amount was paid in cash at the renewal. During 2016, a debt discount of $45,000 was amortized. As of December 31, 2016, the promissory note has a balance of $250,000 with an unamortized debt discount of $15,000.

During 2017 the debt discount of $15,000 was fully amortized and the balance of $250,000 was paid.

In October 2016, a promissory note was issued in the face amount of $47,000. The term of the note was one year. Payments are made daily and $3,917 of principal was paid in 2016. At December 31, 2016 the balance was $43,083.

In 2017 $43,083 of principal was paid and at December 31, 2017 the balance was $0.

In September 2016, a promissory note was issued for $189,000. The term of the note is 494 days. The debt discount was $39,000 thus the initial net proceeds were $150,000. At December 31, 2016, $139,602 was classified as short term with a discount of $25,306 and $10,739 was classified as long term with a discount of $152. Payments are made each weekday in the amount of $537. In 2017, $139,602 was paid off by cash and debt discount of $25,306 was amortized.

As of December 31, 2017, short term promissory notes have a balance of $10,739, net of $152 unamortized debt discount.

In 2018, $10,739 was paid off by cash and the debt discount of $152 was amortized.

F-21

As of December 31, 2018, short term promissory notes have a balance of $0, net of $0 unamortized debt discount.

Related Party Convertible Promissory Notes

In August 2016, $40,000 in promissory notes were issued to Mr. Shilpa Patel, a relative of Mr. Prashant Patel. The term of the note was one year. Simple interest of 10% is payable at the maturity date of the note. Prior to maturity the note may be converted for Common Stock at a conversion price of $1.50.

In August 2017, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2018. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.80 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $5,044.

In August 2018, $40,000 in convertible promissory notes was amended. A one-year extension was executed to August 2019. In connection with the one-year extension of the maturity date of the outstanding notes, the holder of the notes was granted warrants to purchase 10,000 shares of Common Stock that was issued at a strike price of $0.50 and an expiration date of five years from date of issuance. The amendment of the note was considered a debt extinguishment and a loss on extinguishment of debt was booked in the amount of $7,444.

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and $0 was recorded as of the grant date.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Mr. Nitil Patel, the brother of Mr. Prashant Patel. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for Common Stock at a conversion price of $0.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of Common Stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

The Company evaluated the embedded conversion feature within the above convertible notes under ASC 815-15 and ASC 815-40 and determined that the embedded conversion feature does not meet the definition of a derivative liability. Then the Company evaluated the conversion feature for a beneficial conversion feature at inception. The Company accounted for the intrinsic value of a Beneficial Conversion Feature inherent to the convertible note payable and the beneficial feature was not beneficial and a total debt discount of $65,390 due to the warrants was recorded as of the grant date.

In April 2017, a $61,725 related party note was renewed for a one-year extension at the same interest rate of 10%, due April 2018. In April 2018, $61,725 was paid in cash for full payment.

In September 2017, a $150,000 related party note was renewed for a six-month extension at the same interest rate of 10%, due in February 2018. In February 2018, $100,000 of the related party note was extended to July 2018 and then renewed for a year extension at the same interest rate of 10%, due July 2019. The remaining $50,000 was paid in cash in February 2018.

During 2017, the remaining debt discount of $48,341 was fully amortized. As of December 31, 2017, the short-term related party convertible notes had a principal balance of $251,725, net of an unamortized debt discount of $0.

As of December 31, 2018, the short-term related party convertible notes had a principal balance of $140,000, net of an unamortized debt discount of $0.

F-22

Related Party Promissory Note

In November 2016, Mr. Prashant Patel loaned the Company $10,000. The term of the loan is 90 days and is at zero percent interest. The balance at December 31, 2016 was $10,000.

In February 2017, $7,280 of accounts payable to Mr. Patel was added to the loan. The term of the loan was extended for 90 days and is at zero interest rate. An additional $25,272 of accounts payable was added to the loan in the second quarter and the balance of $42,552 was converted to long-term debt in July 2017 and will mature in July 2020. (See Note 4).

NOTE 4 – LONG TERM DEBT

In 2017, there are $181,500 in convertible promissory notes due in May 2019 as described in Note 3.

Related Party Promissory Notes

In June 2017, the Company satisfied an outstanding promissory note, dated May 8, 2016, as amended, in the principal amount of $250,000 (the “NPR Note”), made by between the Company and NPR INVESTMENT GROUP, LLC (the “Lender”). The NPR Note included a personal guarantee from Suren Ajjarapu and Prashant Patel, who both serve on the Board of Directors of the Company and are controlling stockholders of the Company. Further, Mr. Ajjarapu is the CEO and President of the Company and Mr. Patel is Vice Chairman and Executive Director of Strategy.

In connection with the foregoing satisfaction of the NPR Note above, the Company received funds in June 2017 and entered into a promissory note agreement on July 1, 2017, whereby the Company borrowed $100,000 and $80,000 from Sansur Associates, LLC, a limited liability company controlled by Mr. Ajjarapu, and Mr. Patel, respectively (the “Promissory Notes”). The term of each of these Notes is three years and they each bear interest at 6%, which is payable annually.

The note due to Mr. Patel is $122,552. It comprises $80,000 for the NPR note, $17,280 for an existing promissory note and $25,272 assumption of credit card obligation related to business expenses of the Company.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

At December 31, 2018 and 2017, total related party long term debt was $522,552 and $222,552, respectively.

Future maturities of long-term debt in the next five years are as follows:

Due in 2020	$222,552
Due in 2021	$300,000
Due in 2022	$-
Due in 2023	$-
Total Debt	$522,052

NOTE 5 – STOCKHOLDERS’ EQUITY

2017

In January 2017, under a Private Offer Memorandum, 250,000 shares of Common Stock were issued for $250,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 87,500 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

F-23

In February 2017, 25,000 shares were issued when warrants were exercised at $0.01 grant price for $250.

In March 2017, 50,000 shares were issued for services performed for the Company and valued at fair value of $12,500.

2018

In July 2018, under a Private Offer Memorandum, 300,000 shares of Common Stock were issued for $300,000 cash. The Common Stock was sold at $1.00 per share. In connection with this Common Stock offering, warrants to purchase 161,538 shares of Common Stock were issued with a strike price of $0.01 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 1,000,000 shares of Common Stock were issued for $500,000 cash. The Common Stock was sold at $0.50 per share.

NOTE 6 - WARRANTS

In 2017, 87,500 warrants were issued related to common shares sold for cash (See Note 5). Likewise, 28,150 were issued for renewal of convertible debt (see Note 3) and 25,000 warrants were exercised. No warrants were forfeited in 2017.

In 2018, 161,538 warrants were issued related to common shares sold for cash (see Note 5), 10,000 were issued for renewal of convertible debt (see Note 3), 405,507 were issued related to the acquisition of Community Specialty Pharmacy, LLC, none were exercised and 435,000 were forfeited.

The following table summarizes the assumptions used to estimate the fair value of warrants granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	231-632%	200%
Weighted-average risk-free interest rate	2.55-2.75%	1.81-1.84%
Expected life of warrants	5-8 years	5 years

The Company’s outstanding and exercisable warrants as of December 31, 2018 and 2017 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Warrants Outstanding as of December 31, 2016	2,647,446	$0.24	4.24	$930,751
Warrants granted	115,650	$0.18	5.0	-
Warrants forfeited	-	-	-	-
Warrants exercised	(25,000)	$0.01	-	-

Warrants Outstanding as of December 31, 2017	2,738,096	$0.24	3.28	$937,567
Warrants granted	577,045	$0.02	7.11
Warrants forfeited	(435,000)	-	-	-
Warrants exercised	-	-	-	-

Warrants Outstanding as of December 31, 2018	2,880,141	$0.08	3.74	$782,385

F-24

NOTE 7 - OPTIONS

The Company maintains a stock option plan under which certain employees and management are awarded option grants based on a combination of performance and tenure. All options may be exercised for a period up to four ½ years following the grant date, after which they expire. Options are vested up to 5 years from the grant date. The Board has authorized the use of 2,000,000 shares for option grants.

Stock options were granted during 2018 and 2017 to employees totaling, 560,400 and 263,846 respectively. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $0.41 and $1.02 per share and have a term of 10 years. The last options expire April 2028.

Under the Black-Scholes option price model, fair value of the options granted in 2018 and 2017 were $278,358 and $169,100, respectfully.

In April 2017, 253,846 options were granted with an exercise price of $0.65 and a term of 10 years from the grant date. The options vest over a period of one and four years.

In April 2017, four option grants, totaling 650,000 options, were amended to extend the exercise terms to 10 years from the date of grant. Incremental option expense recognized as a result of the amendment amounted to $69,611.

In April 2018, 560,400 options were granted with an exercise price of $0.50 and a term of 10 years from the grant date. The options vest over a period of four to five years.

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The following table summarizes the assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2018 and 2017:

	2018	2017
Expected dividend yield	0%	0%
Weighted-average expected volatility	192-265%	200%
Weighted-average risk-free interest rate	2.08-2.73%	1.92%
Expected life of warrants	4-5 years	4.74 -7.50 years

Total compensation cost related to stock options was $169,828 and $267,835 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, there was $192,007 of unrecognized compensation costs related to stock options, which is expected to be recognized over a weighted average period of 6.98 years. The following table represents stock option activity for the two years ended December 31, 2018:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life in Years	Intrinsic Value
Options Outstanding as of December 31, 2016	1,044,500	$0.92	3.38	$-
Options Exercisable as of December 31, 2016	584,000	$1.05	3.02
Options granted	263,846	0.64	9.05	-
Options forfeited	(35,000)	1.02	8.25	-
Options expired	(75,000)	1.13	4.54	-

Options Outstanding as of December 31, 2017	1,197,846	$0.97	6.96	$-
Options Exercisable as of December 31, 2017	781,300	$1.02	6.30	$-
Options granted	560,400	0.50	9.26
Options forfeited	(25,400)	0.46	9.06
Options expired	-	-	-	-

Options Outstanding as of December 31, 2018	1,732,846	$1.19	6.98	$-
Options Exercisable as of December 31, 2018	1,107,259	$0.96	5.91	$-

F-25

NOTE 8 – INCOME TAXES

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018.

The statutory tax rate is the percentage imposed by law; the effective tax rate is the percentage of income actually paid by a company after taking into account tax deductions, exemptions, credits and operating loss carry forwards.

At December 31, 2018 and 2017 deferred tax assets consist of the following:

	December 31, 2018	December 31, 2017
Federal loss carry forwards	$922,850	$963,833
Less: valuation allowance	(922,850)	(963,833)
	$-	$-

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

The estimated net operating loss carry forwards of approximately $4,400,000 will be available based on the new carryover rules in section 172(a) passed with the Tax Cuts and Jobs Acts.

NOTE 9 – RELATED PARTIES

In January 2017 Mr. Ajjarapu and Mr. Patel suspended their executive salaries of $165,000 and $125,000, for a period of five and six months, respectively. In January 2018, Mr. Ajjarapu and Mr. Patel’s executive salaries were amended to $200,000 and $150,000, respectively. All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement.

The Company owed management wages to Mr. Prashant Patel at December 31, 2018 of $0 and December 31, 2017 of $62,500, respectively.

In October 2018 in connection with the acquisition of Community Specialty Pharmacy, LLC a $300,000 promissory note was issued to Nikul Panchal, accruing interest a simple interest of 10%, interest payable annually, and principal payable at maturity on October 15, 2021.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company leases two premises in Land O’ Lakes, Florida under an operating lease that expires in 2021 and in Tampa, Florida under an operating lease that expires in 2023. Future minimum rental payments under these non-cancelable operating leases as of December 31, 2018 are:

2019	$156,024
2020	$160,709
2021	$165,506
2022	$49,080
2023	$41,934
Total	$573,253

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NOTE 11 – SEGMENT REPORTING

The Company classifies its business interests into reportable segments which are Trxade, Inc., Community Specialty Pharmacy, LLC, and Other. Operating segments are defined as the components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Our chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and growth opportunities of each respective segment.

Year Ended December 31, 2018	Trxade, Inc.	Community Specialty Pharmacy, LLC	Other
Revenue	$3,407,822	$395,418	$28,538
Gross Profit	$3,407,822	$(34,971)	$9,878
Segment Assets	$822,412	$112,123	$1,293,052
Segment Profit/Loss	$1,371,615	$(116,588)	$(1,245,989)

The Company had no reportable segments in 2017. See Note 12.

NOTE 12 – BUSINESS COMBINATION

On October 15, 2018, the Company entered into and consummated the purchase of 100% of the equity interests of Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”), pursuant to the terms and conditions of the Membership Interest Purchase Agreement, entered into by and among the Company as the buyer, and CSP, and Nikul Panchal, the equity owner of CSP (collectively, the “Seller”). The purchase price for the 100% equity interest in CSP was $300,000 in cash, a promissory note issued by the Company of $300,000 (see Note 4), and warrants to purchase 405,507 shares of the Common Stock of the Company which vested at the acquisition date, are exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to exercise restrictions which lapse over a period of three (3) years.

The Company recorded the acquisition under the guidance of ASC 805 “Business Combinations”. All the assets acquired and liabilities assumed are recorded at their corresponding fair values. The excess of the purchase price over the net assets acquired resulted in goodwill of $725,973. The following table is a summary of the allocation of the purchase price of $770,291 consisting of $300,000 in cash, a promissory note from the Company of $300,000, and the fair value for the warrants issued calculated under the Black-Scholes calculation at $170,291.

Purchase Price Allocation
Purchase Price	$770,291
Cash	(49,728)
Accounts Receivable	(114,899)
Inventory	(76,156)
Prepaid	(3,000)
Accounts Payable	199,312
Accrued Expenses	153
Goodwill	$725,973

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The accompanying unaudited pro forma combined statements of operations presents the accounts of Trxade and CSP for the years ended December 31, 2018 and 2017, respectively, assuming the acquisition occurred on January 1, 2017.

2018 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$3,436,360	$2,387,636	$5,823,996

Net Income (Loss)	$125,626	$(6,723)	$118,903

Net Income per common share – basic	$0.00		$0.00

Net Income per common share - diluted	$0.00		$0.00

Weighted average common shares - basic	32,260,622		32,260,622

Weighted average common shares - diluted	34,958,502		34,958,502

2017 Summary Statement of Operations	Trxade	CSP	Combined
Revenue	$2,931,280	$2,633,914	$5,565,194

Net Income (Loss)	$288,983	$(63,132)	$225,851

Net Income per common share – basic	$0.01		$0.01

Net Income per common share - diluted	$0.01		$0.01

Weighted average common shares - basic	31,955,416		31,955,416

Weighted average common shares - diluted	34,086,251		34,086,251

NOTE 13 – SUBSEQUENT EVENTS

In January 2019, Trxade Group, Inc. through its wholly owned subsidiary Alliance Pharma Solution, LLC (“Alliance”) entered into a transaction to form SyncHealth MSO, LLC (“SyncHealth”). It will be owned by PanOptic Health, LLC (“PanOptic”) and Alliance. Alliance will transfer $250,000 for the acquisition of the remaining 49% and the option to acquire the remaining ownership from PanOptic shareholders. Pursuant to the operating agreement PanOptic initially owns 70% of SyncHealth and Alliance owns 30%; however, pursuant to the Letter Agreement, PanOptic will transfer to Alliance an additional 6% of the SyncHealth units on May 1, 2019, an additional 6% on August 1, 2019, an additional 7% on November 1, 2019 and at Alliance’s option, the balance of 51% on January 31, 2020. The Company has transferred $250,000 and has a 30% equity interest.

In February 2019, convertible promissory notes issued in 2015 for $150,000 were amended to reduce the conversion price from $0.85 to $0.50 and the remaining principal and accrued interest total of $211,983 were converted to 423,966 common shares.

In February 2019, 16,666 of warrants issued in 2014 at $0.01 were converted for $166 to 16,666 of common shares.

F-28

TRXADE GROUP INC.

4,910,000 SHARES OF COMMON STOCK

PROSPECTUS

October 15, 2019

Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$689.86
Accounting fees and expenses	5,000.00	*
Legal fees and expenses	37,500.00	*
Miscellaneous	10,000.00	*
Total	$53,189.86

*	Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

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Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the year ended 2016

Under a Private Offer Memorandum, 200,000 shares of common stock were sold for $300,000 cash, which included 100,000 shares in June 2016 and 100,000 shares in August 2016. The common stock was sold at $1.50 per share. In connection with this common stock offering warrants to purchase 50,000 shares of common stock were issued at a strike price of $0.01 and an expiration date of five years. Warrants were exercised for 25,000 shares of common stock at $.01 for $240.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Nitil Patel, the brother of Prashant Patel, our President and major stockholder. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for common stock at a conversion price of $0.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of common stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

II-2

In October 2016 and December 2016 additional secured convertible promissory notes totaling $300,000 were issued in connection with similarly issued notes, first issued in October 2015. The term of the notes was three years, and these notes, together with other similarly issued notes, were cancelled in connection with the sale of Westminster Pharmaceuticals, LLC, a Delaware limited liability company (“Westminster”) in December 2016. The holder of the note was granted a warrant to purchase a total of 183,335 shares of common stock at a strike price of $0.01 and an expiration date of five years from date of issuance.

On December 31, 2016, the Company entered into and consummated the sale of 100% of its equity interests in its wholly owned subsidiary, Westminster. The purchase price for Westminster included the cancellation of $1,500,000 of indebtedness with the buyer under the secured promissory note and the issuance of a warrant to purchase 1,500,000 shares of the Company’s common stock. The warrants were issued at a strike price of $0.01 per share and have an expiration date of five years from date of grant under the term and conditions of a warrant agreement.

Stock Options to purchase 740,000 shares of common stock were granted during 2016 to employees. These options vest in up to 5 years and are granted with an exercise price of between $0.75 - $1.60 per share and an expiration date up to five years after the last vesting period. The last options expire December 2026.

During the year ended 2017

In January 2017, pursuant to a Private Offering Memorandum, 250,000 shares of common stock were sold for $250,000 cash. The common stock was sold at $1.00 per share. In connection with this common stock offering, warrants to purchase 87,500 shares of common stock were issued with a strike price of $0.01 and an expiration date of five years.

In February 2017, the Company issued 25,000 shares of common stock when warrants were exercised at a $0.01 strike price for a total of $250. In March 2017, the Company issued 50,000 shares of common stock for services performed for the Company and valued at fair value of $12,500.

Stock options to purchase 263,846 shares of common stock were granted during 2017 to employees. These options vest over a period of 5 years, are granted with an exercise price of between $0.41 - $1.02 per share and have a term of 10 years. The last options expire October 2027.

During the year end 2018

In July 2018, under a Private Offer Memorandum, 300,000 shares of common stock were sold for $300,000 cash. The common stock was sold at $1.00 per share. In connection with this common stock offering, warrants to purchase 161,538 shares of common stock were issued with a strike price of $0.01 and an expiration date of five years.

In November 2018, under a Private Offer Memorandum, 1,000,000 shares of common stock were sold for $500,000 cash. The common stock was sold at $0.50 per share.

In 2018, 161,538 warrants were issued related to common shares sold for cash, 10,000 were issued for renewal of convertible debt, 405,507 were issued related to the acquisition of Community Specialty Pharmacy, LLC.

Stock options to purchase 560,400 shares of common stock were granted during 2018 to employees. These options vest over a period of 4 to 5 years, are granted with an exercise price of between $0.41 - $1.02 per share and have a term of 10 years. The last options expire April 2028.

II-3

During the Past Year

In February 2019, convertible promissory notes issued in 2015 for $150,000 were amended to a conversion price of $0.50 and principal and accrued interest totaling $211,983 were then converted to 423,966 common shares. In addition, 16,666 of warrants that were issued in 2014 with an exercise price of $0.01 were converted to 16,666 of common shares.

In April and May 2019, options to purchase 505,000 shares of common stock were approved by the Compensation Committee of the Board of Directors and issued to employees, contractors and board members under our 2014 Equity Incentive Plan. The options were granted with an exercise price ranging from $0.41 to $0.44 and a term of 10 years from the grant date. The options vest over a period ranging from four to five years.

On July 10, 2019, we entered into a securities Purchase Agreement with R.S.N., LLC with respect to the private placement of 2,000,000 shares of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,000,000. This transaction closed on July 30, 2019.

On September 30, 2019, we closed the sale of securities pursuant to Securities Purchase Agreements entered into with certain accredited investors with respect to the private placement of 2,910,000 shares of our common stock at a purchase price of $0.50 per share, for gross proceeds of $1,455,000. Subscribers included Bedford Falls Capital, which is controlled by Gary Augusta, our director (1,000,000 shares); Nitesh Patel, who is the cousin of Prashant Patel, our director and President (40,000 shares); Shilpa Patel, who is the spouse of Nitesh Patel, the brother of Prashant Patel our director and President (20,000 shares); and Nitil Patel, the brother of Prashant Patel, our director and President, (200,000 shares).

Further, on September 30, 2019, the Company converted $175,000 of principal under various outstanding promissory notes (“Promissory Notes”) into 350,000 shares common stock of the Company at $0.50 per share under the terms of the Securities Purchase Agreement referenced above.

The combined total of the transactions detailed above was $2,630,000 of investment and conversion of principal under various Promissory Notes into an aggregate total 5,260,000 shares of common stock.

* * * * * * *

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above were exempt from registration pursuant to Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering pursuant to benefit plans and contracts relating to compensation as provided under Rule 701, or were exempt offerings under Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

A list of exhibits filed with this registration statement on Form S-1/A is set forth on the Exhibit Index and is incorporated herein by reference.

II-4

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Land O’ Lakes, State of Florida on the 15th day of October 2019.

TRXADE GROUP, INC.

/s/ Suren Ajjarapu
By:	Suren Ajjarapu, Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Suren Ajjarapu and Mr. Howard A. Doss, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suren Ajjarapu	Chairman of the Board, Chief Executive Officer and Secretary	October 15, 2019
Suren Ajjarapu	(Principal Executive Officer)

/s/ Howard A. Doss	Chief Financial Officer	October 15, 2019
Howard A. Doss	(Principal Financial and Accounting Officer)

/s/ Prashant Patel	Director, President and Chief Operating Officer	October 15, 2019
Prashant Patel

/s/ Donald G. Fell	Director	October 15, 2019
Donald G. Fell

	Director	October 15, 2019
Michael L. Peterson

/s/ Gary Augusta	Director	October 15, 2019
Gary Augusta

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EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
2.1	Membership Interest Purchase Agreement	8-K	000-55218	2.01	Oct 16, 2018
2.2	Purchase and Sale Agreement	8-K	000-55218	2.01	Jan 5, 2017
3.1	Second Amended and Restated Certificate of Incorporation of Trxade Group, Inc.					X
3.2	Amended and Restated Bylaws of Trxade Group, Inc.	10-12G/A	000-55218	3.1	July 24, 2014
5.1	Form of Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered					X
10.1	Promissory Note	8-K	000-55218	2.02	Oct 16, 2018
10.2	Revocable Warrant	8-K	000-55218	2.03	Oct 16, 2018
10.3	Warrant Agreement	8-K	000-55218	2.02	Jan 5, 2017
10.4	Indemnification Agreement	10-K	000-55218	10.1	March 22, 2019
10.5	Contribution Agreement	8-K	000-55218	10.1	Jan 22, 2019
10.6	Technology Integration Agreement	8-K	000-55218	10.2	Jan 22, 2019
10.7	Operating Agreement	8-K	000-55218	10.3	Jan 22, 2019
10.8	Shareholder Agreement	8-K	000-55218	10.4	Jan 22, 2019
10.9	Subscription Agreement	8-K	000-55218	10.5	Jan 22, 2019
10.10	Letter Agreement	8-K	000-55218	10.6	Jan 22, 2019
10.11	Form of Securities Purchase Agreement	8-K	000-55218	10.1	Nov 14, 2018
10.12	Form of Securities Purchase Agreement	8-K	000-55218	10.1	July 13, 2018
10.13	Form of Investment Warrant Agreement	8-K	000-55218	10.2	July 13, 2018
10.14	Promissory Note with Sansur Associates LLC	8-K	000-55218	10.1	July 5, 2017
10.15	Promissory Note with Prashant Patel	8-K	000-55218	10.2	July 5, 2017
10.16	Form of Indemnification Agreement	8-K	000-55218	10.1	Aug 25, 2016
10.17	Amendment to Convertible Note Agreement and Note	8-K	000-55218	10.1	June 3, 2016
10.18	Amendment to Ajjarapu Executive Employment Agreement	10-K	000-55218	10.14	March 28, 2016

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10.19	Note Purchase Agreement	8-K	000-55218	10.1	Oct 27, 2015
10.20	Form of Note	8-K	000-55218	10.2	Oct 27, 2015
10.21	Form of Warrant	8-K	000-55218	10.3	Oct 27, 2015
10.22	Indemnification Agreement	8-K	000-55218	10.1	Mar 18, 2015
10.23	Indemnification Agreement	8-K	000-55218	10.1	Dec 23, 2014
10.24	Subscription Agreement	8-K	000-55218	10.1	Sep 26, 2014
10.25	Warrant Agreement	8-K	000-55218	10.2	Sep 26, 2014
10.26	Registration Rights Agreement	8-K	000-55218	10.3	Sep 26, 2014
10.27	RxTPL Logistics Services Agreement	10-12G/A	000-55218	10.9	Sept 5, 2016
10.28	Employment Agreement - Suren Ajjarapu	10-12G/A	000-55218	10.5	July 24, 2014
10.29	Employment Agreement - Prashant Patel	10-12G/A	000-55218	10.6	July 24, 2014
10.30	Related Parties - Promissory Note Patel	10-12G/A	000-55218	10.7	July 24, 2014
10.31	Related Parties - Promissory Note Sansur	10-12G/A	000-55218	10.8	July 24, 2014
10.32	Bylaws of Trxade Group, Inc.	10-12G	000-55218	3.1	June 11, 2014
10.33	2014 Equity Incentive Plan	10-12G	000-55218	10.3	June 11, 2014
10.34	Merger and Reorganization Agreement of XCELLINK INTERNATIONAL, INC., a Delaware corporation (predecessor to Trxade Group, Inc. a Delaware corporation) and Trxade Group, Inc., a Nevada corporation	10-12G	000-55218	10.1	June 11, 2014
10.35	Form of Indemnification Agreement entered into between Trxade Group, Inc. and its directors and certain officers	10-12G	000-55218	10.4	June 11, 2014
10.36	Series A Preferred Stock Purchase Agreement	10-12G	000-55218	10.2	June 11, 2014
10.37	Form of Securities Purchase Agreement (July 30, 2019 Offering)	8-K		10.1	July 11, 2019
10.38	Form of Securities Purchase Agreement (September 30, 2019 Offering)	8-K	000-55218	10.1	October 2, 2019
10.39	Trxade Group, Inc. 2019 Equity Incentive Plan	8-K	000-55218	10.1	October 15, 2019
14.1	Code of Ethics	10-K	000-55218	14.1	Mar 23, 2015
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page of Original Form S-1 Registration Statement)					X
101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document					X

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